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                                                                EXHIBIT 10.1(b)


                                      CREDIT AGREEMENT

                               Dated as of November 1, 1993



                       KEMPER CORPORATION, a Delaware  corporation,  the  BANKS,
             the CO-AGENTS, and THE FIRST NATIONAL BANK OF CHICAGO, as Administrative Agent, agree as follows (with certain terms used herein being defined in Article 10):



                                          ARTICLE 1

                                       CREDIT FACILITY


                      5 Section 1.01. (a) Commitment to Lend. Upon the terms and subject to the conditions of this Agreement, from time to time during the period from the Agreement Date to but not including such Bank's Termination Date, each Bank agrees to make one or more Loans to the Borrower in an aggregate unpaid principal amount not exceeding at any time such Bank's Commitment at such time. As of the Agreement Date, the aggregate Commitments of the Banks is $162,500,000 and the Termination Date for each Bank is the last day of a period of 360 consecutive days commencing on and including the Agreement Date. Effective as of any day (an "Extension Date") prior to the Termination Date then in effect for any Bank, the Borrower may, by written notice to the Administrative Agent (an "Extension Notice") in the form of Schedule 1.01(a) hereto, request all, but not less than all, of the Banks to extend the Termination Dates applicable to each such Bank to the last day of a period of 360 days commencing on and including such Extension Date, such Extension Notice to be given to the Administrative Agent at least 60, but no more than 90, days prior to the Extension Date (which shall be specified in such notice). Promptly upon receipt of such Extension Notice from the Borrower, the Administrative Agent shall notify the Banks of the contents thereof. Each Bank shall notify the Administrative Agent of its determination to extend or not extend its Termination Date effective as of the proposed Extension Date no later than such proposed Extension Date, but in any event no earlier than 4 days prior to such Extension Date, which notice shall be irrevocable, provided that if any Bank shall fail to so notify the Administrative Agent by such proposed Extension Date, such Bank shall be deemed to have given notice of its determination not to extend. If for any reason the Administrative Agent receives notice from a Bank of such Bank's consent to the proposed extension prior to the fourth day prior to the proposed Extension Date, such Bank's notice shall be considered absolutely revocable and in no manner binding on such Bank until the fourth day prior to the proposed Extension Date, at which time such notice shall be irrevocable. Upon timely


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          receipt of such notice from each Bank, the Administrative Agent shall notify each other Bank and the Borrower of the contents thereof. If Banks holding at least 75% of the aggregate Commitments have consented to the requested extension, the new Termination Date for each Bank which has agreed to such extension shall be the last day of the period of 360 days commencing on such Extension Date and the Administrative Agent shall so notify each other Bank and the Borrower. Notwithstanding the foregoing, the Termination Date for any Bank shall not extend beyond the Maturity Date.

                    (b) Types of Loans. Subject to Section 1.06 and the other terms and conditions of this Agreement, the Loans may, at the option of the Borrower, be made as, and from time to time continued as or converted into, Base Rate, CD Rate or Eurodollar Rate Loans of any permitted Type, or any combination thereof.

                    (c) Reborrowing. Within the foregoing limits, and subject to the other terms and conditions of this Agreement, the Borrower may borrow under this Section 1.01, repay and, as provided herein, reborrow at any time.

                    Section 1.02. Manner of Borrowing. (a) The Borrower shall give the Administrative Agent notice (which shall be irrevocable) no later than 9:00 a.m. (Chicago time) on, in the case of Base Rate Loans, the Business Day of, in the case of CD Rate Loans, the second Business Day before, and, in the case of Eurodollar Rate Loans, the third Eurodollar Business Day before, the requested date for the making of the requested Loans. Each such notice shall be in the form of Schedule 1.02 and shall specify (i) the requested date for the making of the requested Loans, which shall be, in the case of Domestic Rate Loans, a Business Day and, in the case of Eurodollar Rate Loans, a Eurodollar Business Day, (ii) the Type or Types of Loans requested and (iii) the amount of each such Type of Loan, which amount shall be, in the case of each such Type of Loan, (x) not less than $10,000,000 and shall be an integral multiple of $1,000,000 or (y) the aggregate amount of the unused Commitments. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Bank of the contents thereof and of the amount and Type of each Loan to be made by such Bank on the requested date specified therein.

                    (b) Not later than 10:00 a.m. (Chicago time) on each requested date for the making of Loans, each Bank shall make available to the Administrative Agent, in Dollars in funds immediately available to the Administrative Agent at the Agent's Office, the Loans to be made by such Bank on such date. Any Bank's failure to make any Loan to be made by it on the requested date therefor shall not relieve it of its obligations to make such Loan nor shall such failure relieve any other Bank of its obligation to make any Loan to be made by such other Bank on such date, but such other Bank shall not be liable for such failure.

                    (c) Unless the Administrative Agent shall have received notice from a Bank prior to 10:00 a.m. (Chicago time) on the requested date for the making of any Loans that such Bank will not make available to the Administrative Agent the Loans requested to be made by such Bank on such date, the

          Administrative Agent may assume that such Bank has made such

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          Loans available to the Administrative Agent on such date in accordance with Section 1.02(b) and the Administrative Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount on behalf of such Bank. If and to the extent such Bank shall not have so made available to the Administrative Agent the Loans requested to be made by such Bank on such date and the Administrative Agent shall have so made available to the Borrower a corresponding amount on behalf of such Bank, such Bank shall, on demand, pay to the Administrative Agent such corresponding amount together with interest thereon, for each day from the date such amount shall have been so made available by the Administrative Agent to the Borrower until the date such amount shall have been repaid to the Administrative Agent, at the Federal Funds Rate until (and including) the third Business Day after demand is made and thereafter at the Base Rate. If such Bank does not pay such amount promptly upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately repay such corresponding amount to the Administrative Agent together with accrued interest thereon at the applicable rate or rates provided in Section 1.03(a).

                    (d) All Loans made available to the Administrative Agent in accordance with Section 1.02(b) shall be disbursed by the Administrative Agent not later than 11:00 a.m. (Chicago time) on the requested date therefor in Dollars in funds immediately available to the Borrower by credit to an account of the Borrower at the Agent's Office or in such other manner as may have been specified in the applicable notice and as shall be acceptable to the Administrative Agent.

                    Section 1.03. Interest. (a) Rates. Unless an Event of Default is continuing, (i) each Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to (A) so long as it is a Base Rate Loan, the Base Rate as in effect from time to time plus the Applicable Margin, (B) so long as it is a CD Rate Loan, the applicable Adjusted CD Rate plus the Applicable Margin and (C) so long as it is a Eurodollar Rate Loan, the applicable Adjusted Eurodollar Rate plus the Applicable Margin and (ii) each other amount due and payable hereunder shall, to the maximum extent permitted by Applicable Law, bear interest from the date due through the date on which it is paid in full at a rate per annum equal to the rate which would be applicable to a Base Rate Loan during such period. During an Event of Default (and whether before or after judgment), each Loan (whether or not due) and, to the maximum extent permitted by Applicable Law, each other amount due and payable hereunder shall bear interest at a rate per annum equal to the applicable Post-Default Rate.

                    (b) Payment. Interest shall be payable to the extent accrued, (i) in the case of Base Rate Loans, on each Interest Payment Date, (ii) in the case of Fixed Rate Loans, on the last day of each applicable Interest Period (and, if an Interest Period is longer than, in the case of a CD Rate Loan, 90 days, and in the case of a Eurodollar Rate Loan, three months, at intervals of, respectively, 90 days and three months after the first day of such Interest Period), (iii) in the case of any Loan, when such Loan shall be due (whether at maturity, by reason

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          of notice of prepayment or acceleration or otherwise), or
          converted, but only to the extent then accrued on the amount then so due or converted, and (iv) in the case of all other amounts due and payable hereunder, on demand. Interest at the Post-Default Rate shall be payable on demand.

                    (c) Conversion and Continuation. (i) All or any part of the principal amount of Loans of any Type may, on any Business Day, be converted into any other Type or Types of Loans, except that (A) Fixed Rate Loans may be converted only on the last day of an applicable Interest Period and (B) Domestic Rate Loans may be converted into Eurodollar Rate Loans only on a Eurodollar Business Day.

                         (ii) Base Rate Loans shall continue as Base Rate Loans unless and until such Loans are converted into Loans of another Type. Fixed Rate Loans of any Type shall continue as Loans of such Type until the end of the then current Interest Period therefor, at which time they shall be automatically converted into Base Rate Loans unless the Borrower shall have given the Administrative Agent notice in accordance with Section 1.03(c)(iv) requesting either that such Loans continue as Loans of such Type for another Interest Period or that such Loans be converted into Loans of another Type at the end of such Interest Period.

                         (iii) Notwithstanding anything to the contrary contained in Section 1.03(c)(i) or (ii), after the occurrence and during the continuance of a Default, the Administrative Agent may notify the Borrower that Loans may only be converted into or continued as Loans of certain specified Types and, thereafter, until no Default shall continue to exist, Loans may not be converted into or continued as Loans of any Type other than one or more of such specified Types.

                         (iv) The Borrower shall give the Administrative Agent notice (which shall be irrevocable) of each conversion or continuation of Loans no later than 9:00 a.m. (Chicago time) on, in the case of a conversion into or a continuation of Base Rate Loans, the Business Day of, in the case of a conversion into or a continuation of CD Rate Loans, the second Business Day before, and, in the case of a conversion into or continuation of Eurodollar Rate Loans, the third Eurodollar Business Day before, the requested date of such conversion or continuation. Each notice of conversion or continuation shall be in the form of
          Schedule 1.03(c)(iv) and shall specify (A) the requested date of such conversion or continuation, (B) the amount and Type and, in the case of Fixed Rate Loans, the last day of the applicable Interest Period of the Loans to be converted or continued and (C) the amount and Type or Types of Loans into which such Loans are to be converted or as which such Loans are to be continued. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Bank of (x) the contents thereof, (y) the amount and Type and, in the case of Fixed Rate Loans, the last day of the applicable Interest Period of each Loan to be converted or continued by such Bank and (z) the amount and Type or Types of Loans into which such Loans are to be converted or as which such Loans are to be continued.

                    (d)  Maximum Interest Rate.  Nothing contained in this

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          Agreement or any Note shall require the Borrower at any time to pay interest at a rate exceeding the Maximum Permissible Rate. If interest payable by the Borrower on any date would exceed the maximum amount permitted by the Maximum Permissible Rate, such interest payment shall automatically be reduced to such maximum permitted amount, and interest for any subsequent period, to the extent less than the maximum amount permitted for such period by the Maximum Permissible Rate, shall be increased by the unpaid amount of such reduction. Any interest actually received with respect to any Loan for any period in excess of such maximum amount permitted for such period shall be deemed to have been applied as a prepayment of such Loan.

                    Section 1.04. Repayment. Each Bank's Loans shall mature and be due and payable in full on the Termination Date for such Bank.

                    Section 1.05. Prepayments. The Borrower may, at any time and from time to time, prepay the Loans in whole or in part, without premium or penalty, except that any partial prepayment shall be in an aggregate principal amount of at least $10,000,000 and any prepayment of Fixed Rate Loans shall be made only on the last day of an applicable Interest Period. The Borrower shall give the Administrative Agent notice of each prepayment at any time prior to, but in any event no later than, 9:00 a.m. (Chicago time) on, in the case of a prepayment of Base Rate Loans, the Business Day of, in the case of CD Rate Loans, the second Business Day before, and, in the case of a prepayment of Eurodollar Rate Loans, the third Eurodollar Business Day before, the date of such prepayment. Each notice of prepayment shall be in the form of Schedule 1.05 and shall specify (a) the date such prepayment is to be made and (b) the amount and Type and, in the case of Fixed Rate Loans, the last day of the applicable Interest Period of the Loans to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Bank of the contents thereof and the amount and Type and, in the case of Fixed Rate Loans, the last day of the applicable Interest Period of each Loan of such Bank to be prepaid. Amounts to be prepaid shall irrevocably be due and payable on the date specified in the applicable notice of prepayment, together with interest thereon as provided in Section 1.03(b).

                    Section 1.06.  Limitation on Types of Loans.
          Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall borrow, prepay, convert and continue Loans in a manner such that (a) the aggregate principal amount of Fixed Rate Loans of the same Type and having the same Interest Period shall at all times be not less than $10,000,000,
          (b) there shall not be, at any one time, more than seven Interest Periods in effect with respect to Fixed Rate Loans of all Types and (c) no payment of Fixed Rate Loans will have to be made prior to the last day of an applicable Interest Period in order to repay the Loans in the amounts and (subject to Section 1.09(e)) on the dates specified in Section 1.04.

                    Section 1.07. Closing Fee; Facility Fee; Reduction of Commitments. (a) The Borrower shall pay to the Administrative Agent for the account of each Bank a closing fee in an amount separately agreed to between the Borrower and each Bank.


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                    (b)  The Borrower shall pay to the Administrative Agent
          for the account of each Bank a facility fee on the amount of such Bank's Commitment for each day from the Agreement Date through the Termination Date for such Bank at a rate per annum equal to the Applicable Facility Fee Rate, payable on the Termination Date for such Bank, on the date of any reduction of such Commitment
          (to the extent accrued and unpaid on the amount of the reduction) and on the date upon which a Proposed Bank is made a party hereto pursuant to Section 1.12.

                    (c) The Borrower shall pay to the Administrative Agent for the account of each Bank which extends the Termination Date in accordance with Section 1.01 an extension fee in an amount equal to .025% of the Commitment of such Bank, payable on the Extension Date.

                    (d) The Borrower may reduce the aggregate Commitments of the Banks (but not to an amount less than the aggregate principal amount of all outstanding Loans) by giving the Administrative Agent notice (which shall be irrevocable) thereof no later than 9:00 a.m. (Chicago time) on the fifth Business Day before the requested date of such reduction, except that no partial reduction shall be in an aggregate amount less than $7,500,000 and provided further that any reduction of Commitments hereunder shall be accompanied by a simultaneous reduction in equal amount of the Long Term Commitments under the Long Term Facility. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Bank of the contents thereof and the amount to which such Bank's Commitment is to be reduced.
          Each Bank's Commitment shall terminate on the Termination Date.

                    (e) In the event that any Bank makes a demand for payment pursuant to Section 7.02 as a result of any requirement that the Commitment of such Bank be treated other than as a "short term commitment" as defined in the Risk-Based Capital Guidelines issued by the Federal Reserve Board (or the equivalent guidelines issued by the banking regulatory authority having jurisdiction over such Bank), the Borrower may terminate the Commitments of all (but not less than all) the Banks in full by giving the Administrative Agent notice (which shall be irrevocable) thereof no later than 30 days after such demand for payment was made, which notice shall specify the effective date of such termination (which shall be no later than the fifth Business Day after the date such notice is given). Upon the effective date of such notice, the Commitments of the Banks shall terminate and all Loans outstanding, if any, shall be immediately due and payable, and shall be paid in full by the Borrower on such effective date.

                    Section 1.08. Computation of Interest and Fees. The facility fee and interest on Base Rate Loans and on other amounts due and payable under this Agreement shall be computed on the basis of a year of 365/366 days and interest on Fixed Rate Loans shall be computed on the basis of a year of 360 days and in any case paid for the actual number of days elapsed. Interest for any period shall be calculated from and including the first day thereof to but excluding the last day thereof.

                    Section 1.09.  Payments by the Borrower.  (a)  Time,

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          Place and Manner.  All payments due to the Administrative Agent hereunder shall be made to the Administrative Agent at the Agent's Office or at such other address as the Administrative Agent may designate by notice to the Borrower. All payments due to any Bank hereunder shall, in the case of payments on account of facility fees or principal of or interest on the Loans, be made to the Administrative Agent at the Agent's Office and, in the case of all other payments, be made directly to such Bank at its Domestic Lending Office or at such other address as such Bank may designate by notice to the Borrower. All payments due to any Bank hereunder, whether made to the Administrative Agent or directly to such Bank, shall be made for the account of, in the case of payments in respect of Eurodollar Rate Loans, such Bank's Eurodollar Rate Lending Office and, in the case of all other payments, such Bank's Domestic Lending Office. A payment shall not be deemed to have been made on any day unless such payment has been received by the required Person, at the required place of payment, in Dollars in funds immediately available to such Person, no later than 11:00 a.m. (Chicago time) on such day.

                    (b)  No Reductions.  All payments due to the
          Administrative Agent or any Bank hereunder, and all other terms, conditions, covenants and agreements to be observed and performed by the Borrower hereunder, shall be made, observed or performed by the Borrower without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment, counterclaim (whether sounding in tort, contract or otherwise) or Tax, except for any withholding or deduction for Taxes required to be withheld or deducted under Applicable Law.

                    (c) Taxes. If any Tax is required by Applicable Law to be withheld or deducted from, or is otherwise payable by the Borrower in connection with, any payment by the Borrower to the Administrative Agent or any Bank hereunder, the Borrower (i) shall, if required by Applicable Law, withhold or deduct the amount of such Tax from such payment and, in any case, pay such Tax to the appropriate taxing authority in accordance with Applicable Law and (ii) shall pay to the Administrative Agent or such Bank, as applicable, (A) such additional amounts as may be necessary so that the net amount received by the Administrative Agent or such Bank with respect to such payment, after withholding or deducting all Taxes so required to be withheld or deducted from such payment and such additional amounts paid by the Borrower, is equal to the full amount payable hereunder and
          (B) an amount equal to all Taxes payable by the Administrative Agent or such Bank as a result of payments made by the Borrower under clause (A) (whether to a taxing authority or to the Administrative Agent or such Bank) pursuant to this Section 1.09(c) provided, that, if the Administrative Agent or such Bank receives a credit or reduction in Taxes payable by the Administrative Agent or such Bank as a result of such withholding or deduction by the Borrower, the Administrative Agent or the Bank, as applicable, shall pay to the Borrower an amount (not exceeding the amount paid by the Borrower to the Administrative Agent or the Bank, as applicable) equal to the net after tax value of such credit, deduction or reduction allocable to such payments by the Borrower. Notwithstanding the foregoing, neither the Administrative Agent nor any Bank shall be obligated to disclose to the Borrower any information regarding its tax affairs or computations and nothing in this Section 1.09(c) shall

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          interfere with the right of the Administrative Agent, the Banks or the Borrower to arrange their respective tax affairs as they deem appropriate. If any Tax is withheld or deducted from, or is otherwise payable by the Borrower in connection with, any payment due to the Administrative Agent or any Bank hereunder, the Borrower shall, within 30 days after the date of such payment, furnish to the Administrative Agent or such Bank, as applicable, the original or a certified copy of a receipt for such Tax from the applicable taxing authority. If any payment due to the Administrative Agent or any Bank hereunder is or is expected to be made without withholding or deducting therefrom, or otherwise paying in connection therewith, any Tax payable to any taxing authority, the Borrower shall, within 30 days after any request from the Administrative Agent or such Bank, as applicable, furnish to the Administrative Agent or such Bank a certificate from such taxing authority, or an opinion of counsel acceptable to the Administrative Agent or such Bank, in either case stating that no Tax payable to such taxing authority was or is, as the case may be, required by Applicable Law to be withheld or deducted from, or otherwise paid by the Borrower in connection with, such payment. Each Bank that is not a "United States person" (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Administrative Agent on or before Agreement Date (or, in the case of a Person that became a Bank by assignment, promptly upon such assignment), two duly completed and signed copies of either (A) Form 1001 of the United States Internal Revenue Service entitling such Bank to a complete exemption from withholding on all amounts to be received by such Bank pursuant to this Agreement and the Loans or (B) Form 4224 of the United States Internal Revenue Service relating to all amounts to be received by such Bank pursuant to this Agreement and the Loans. Each such Bank shall, from time to time after submitting either such Form, submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or the other such Forms (or such successor Forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (A) requested in writing by the Borrower or the Administrative Agent and (B) appropriate under then current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Bank pursuant to this Agreement or the Loans.

                    (d) Authorization to Charge Accounts. The Borrower hereby authorizes the Administrative Agent and each Bank, if and to the extent any amount payable by the Borrower hereunder (whether payable to such Person or to any other Person that is the Administrative Agent or a Bank) is not otherwise paid when due, to charge such amount against any or all of the accounts of the Borrower with the Administrative Agent or such Bank or any of their respective Affiliates (whether maintained at a branch or office located within or without the United States), with the Borrower remaining liable for any deficiency.

                    (e) Extension of Payment Dates. Whenever any payment to the Administrative Agent or any Bank hereunder would otherwise be due (except by reason of acceleration) on a day that is not a Business Day, or, in the case of payments of the principal of Eurodollar Rate Loans, a Eurodollar Business Day, such payment thereof shall instead be due on the next succeeding Business or

          Eurodollar Business Day, as the case may be, unless, (i) in the case of a payment of the principal of a Loan, such extension would cause payment to be made after the Termination Date or (ii) in the case of a payment of the principal of a Eurodollar Rate Loan, such extension would cause payment to be due in the next succeeding calendar month, in which case such due date shall be advanced to the next preceding Business Day or, in the case of Eurodollar Rate Loan, Eurodollar Business Day. If the date any payment hereunder is due is extended (whether by operation of this Agreement, Applicable Law or otherwise), such payment shall bear interest for such extended time at the rate of interest applicable hereunder.

                    (f) Distribution by the Administrative Agent. The Administrative Agent shall distribute to each Bank its ratable share of each payment received by the Administrative Agent hereunder for the account of the Banks by credit to an account of such Bank at the Agent's Office or by wire transfer to an account of such Bank at an office of any other commercial bank located in the United States. Each such distribution of any such payment shall be made on (i) the same day as such payment is received by the Administrative Agent, if such payment is received by the Administrative Agent prior to 11:00 a.m. (Chicago time) on any day, and (ii) the first Business Day after such payment is received by the Administrative Agent, if such payment is received by the Administrative Agent after 11:00 a.m. (Chicago time) on any day.

                    (g) Unfunded Distributions. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent in its sole discretion may, in reliance upon such assumption, cause to be distributed to each Bank on such due date a corresponding amount with respect to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent and the Administrative Agent shall have so distributed to any Bank a corresponding amount, such Bank shall, on demand, repay to the Administrative Agent the amount so distributed together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate until (and including) the third Business Day after demand is made and thereafter at the Base Rate.

                    Section 1.10. Evidence of Indebtedness. Each Bank's Loans and the Borrower's obligation to repay such Loans with interest in accordance with the terms of this Agreement shall be evidenced by this Agreement, the records of such Bank and, in the case of Domestic Rate Loans, a single Domestic Note payable to the order of such Bank and, in the case of Eurodollar Rate Loans, a single Eurodollar Note payable to the order of such Bank. The records of each Bank shall be prima facie evidence of such Bank's Loans and accrued interest thereon and of all payments made in respect thereof.

                    Section 1.11. Pro Rata Treatment. Except to the extent otherwise provided herein, (a) Loans shall be made by the Banks pro rata in accordance with their respective Commitments,
          (b) Loans of the Banks shall be converted and continued pro rata in accordance with their respective amounts of Loans of the Type and, in the case of Fixed Rate Loans, having the Interest Period being so converted or continued, (c) each reduction in the Commitments shall be made pro rata in accordance with the respective amounts thereof and (d) each payment of the principal of or interest on the Loans or of facility fees shall be made for the account of the Banks pro rata in accordance with their respective amounts thereof then due and payable.

                    Section 1.12. Substitution of Banks. In the event that (i) any Bank notifies, or is deemed to have notified, the Administrative Agent of its determination not to extend its Commitment pursuant to Section 1.01, (ii) any Bank makes a demand for payment from the Borrower under Section 7.02 or (iii) any Tax is required to be withheld or deducted, or is otherwise payable, by the Borrower in accordance with Section 1.09(c) in connection with any payment by the Borrower to any Bank or to the Administrative Agent on behalf of any Bank (except where such Tax is required to be withheld or deducted, or is otherwise payable, in connection with such payment to all Banks that are not "United States persons" (as such term is defined in Section 7701(a)(30) of the Code)) the Borrower, on any day (the "Removal Date") during the period commencing on (x) in the case of a determination not to extend pursuant to Section 1.01, the day on which such notice, or deemed notice, is received by the Administrative Agent and ending on the Business Day immediately preceding such Bank's Termination Date, (y) in the case of a demand for payment under Section 7.02, the day demand for payment under Section 7.02 is received by the Borrower and ending 30 days after receipt of such demand or (z) in the case of the withholding or payment of Taxes pursuant to Section 1.09(c), the day such Tax is withheld or deducted or otherwise paid and ending 30 days after such date, may, upon at least ten Business Days' notice, require such Bank (the "Substituted Bank") to assign and transfer all of its Commitment hereunder and its Long Term Commitment under the Long Term Facility, all of its outstanding Loans hereunder and its Long Term Loans under the Long Term Facility and, except to the extent specified in the final sentence of this Section 1.12, all of its rights, title and interest in and to this Agreement and its Notes to any Person identified by the Borrower (the "Proposed Bank") who agrees to assume all of the obligations of a Substituted Bank hereunder for a consideration equal to the outstanding principal amount of such Substituted Bank's Loans hereunder and its Long Term Loans under the Long Term Facility, together with interest thereon to the date of such transfer and assignment and all other amounts (other than any costs, expenses or other amounts due and owing to the Substituted Bank pursuant to Section 9.02 or pursuant to Section
          9.02 of the Long Term Facility) payable to such Substituted Bank hereunder and under the Long Term Facility on or prior to the date of such transfer and assignment (including any facility fees accrued to such date). Subject to the execution and delivery of such instruments and agreements relating to such transfer and assignment as such Substituted Bank, the Proposed Bank and the Administrative Agent shall reasonably request, (i) such Proposed Bank shall, on and after the Removal Date, be a "Bank" for all purposes hereunder and (ii) the Termination Date for such proposed Bank shall be determined in accordance with Section 1.01 without giving effect to the notice of determination not to extend given, or deemed to have been given, by the Substituted Bank making such transfer and assignment of the Proposed Bank. The assignment by a Substituted Bank of its rights under this Agreement and the Notes shall not include such Bank's rights, to the extent then vested, under Sections 9.02, 9.03, 9.09, 9.10,
          9.11 and 9.15.


                                      ARTICLE 2

                                 CONDITIONS TO LOANS


                    Section 2.01. Conditions to Initial Loans. The obligation of each Bank to make its initial Loan is subject to the Administrative Agent's receipt of each of the following, in form and substance and, in the case of the materials referred to in clauses (a), (b), (c), (f), (g) and (h), certified in a manner satisfactory to the Administrative Agent:

                    (a) a certificate of the Corporate Secretary or an Assistant Secretary of the Borrower, dated on or around the Agreement Date but prior to the requested date for the making of such Loan, substantially in the form of Schedule 2.01(a), to which shall be attached copies of the resolutions and by-laws referred to in such certificate;

                    (b) a copy of the certificate of incorporation of the Borrower, certified, on or around the Agreement Date but prior to the requested date for the making of such Loan, by the Secretary of State or other appropriate official of the Borrower's jurisdiction of incorporation;

                    (c) a good standing certificate with respect to the Borrower and each Restricted Subsidiary, issued on or around the Agreement Date but prior to the requested date for the making of such Loan by the Secretary of State or other appropriate official of such Person's jurisdiction of incorporation;

                    (d) an opinion of Kathleen A. Gallichio, Esq., as general counsel of the Borrower, and Jones, Day, Reavis & Pogue, special counsel for the Borrower, dated on or around the Agreement Date but prior to the requested date for the making of such Loan, in the form of Schedule 2.01(d)-1 and 2.01(d)-2, respectively;

                    (e) an opinion of Winthrop, Stimson, Putnam & Roberts, dated on or around the Agreement Date but prior to the requested date for the making of such Loan, in form of Schedule 2.01(e);

                    (f) a copy of each Governmental Approval and other consent or approval listed on Schedule 3.03;

                    (g) a certificate of the president or chief financial officer of the Borrower, dated the Agreement Date setting forth the manner and degree of detail in which the Borrower will make the calculations required by paragraph 3 of Schedules 5.01(a) and 5.01(b);

                    (h) a duly executed Domestic Note and Eurodollar Note for each Bank; and

                    (i) evidence satisfactory to the Administrative Agent that each bank's commitment to lend under (i) the credit agreement dated as of March 15, 1991 among the Borrower, the banks listed on the signature pages thereof and Credit Suisse, New York Branch, as Agent, and (ii) each other credit facility pursuant to which any bank has committed to lend to the Borrower, other than the Indenture dated as of January 15, 1987 between Kemper Corporation and The Chase Manhattan Bank, N.A., as Trustee shall have terminated, no advances under such credit agreement or facilities shall be outstanding, and all amounts due and payable to the banks and agent under such credit agreement or facilities shall have been paid in full.

                    Section 2.02. Conditions to Each Loan. The obligation of each Bank to make each Loan requested to be made by it, including its initial Loan, is subject to the determination of such Bank that each of the following conditions have been fulfilled:

                    (a) the Administrative Agent shall have received a notice of borrowing with respect to such Loan complying with the requirements of Section 1.02;

                    (b) each Representation and Warranty shall be true and correct in all material respects at and as of the time such Loan is to be made, both with and without giving effect to such Loan and all other Loans to be made at such time and to the application of the proceeds thereof;

                    (c) no Default shall have occurred and be continuing at the time such Loan is to be made or would result from the making of such Loan and all other Loans to be made at such time or from the application of the proceeds thereof;

                    (d) such Bank shall have received such materials as it may have requested pursuant to Section 5.01(d); and

                    (e) such Loan will not contravene any Applicable Law applicable to such Bank.

                    Each notice of borrowing shall constitute a Representation and Warranty by the Borrower made as of the time of the making of the requested Loans that the conditions specified in clauses (b) and (c) have been fulfilled as of such time, except, in the case of clause (c), for Defaults of which the Borrower shall have notified the Banks prior to 4:00 p.m. (Chicago time) on the Business Day before the requested date for the making of such Loans.


                                      ARTICLE 3

                       CERTAIN REPRESENTATIONS AND WARRANTIES


                    In order to induce each Bank to enter into this

          Agreement and to make each Loan requested to be made by it, the Borrower represents and warrants as follows:

                    Section 3.01. Organization; Power; Qualification. The Borrower and each Restricted Subsidiary are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, have the corporate power and authority to own their respective properties and to carry on their respective businesses as now being and hereafter proposed to be conducted and are duly qualified and in good standing as foreign corporations, and are authorized to do business, in all jurisdictions in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization, except for qualifications and authorizations the lack of which, singly or in the aggregate, has not had and will not have a Materially Adverse Effect on the Borrower and the Restricted Subsidiaries taken as a whole.

                    Section 3.02. Subsidiaries. Schedule 3.02 sets forth, as of the Agreement Date, all of the Subsidiaries (other than Subsidiaries which have assets of less than $100,000 and no known material Liabilities), their jurisdictions of incorporation and, with respect to the Restricted Subsidiaries, the percentages of the various classes of their Capital Securities owned by the Borrower or another Restricted Subsidiary and, with respect to all Subsidiaries, indicates which Subsidiaries are Consolidated Subsidiaries. As of the Agreement Date, the Borrower and each Restricted Subsidiary, as the case may be, has the unrestricted right to vote, and (subject to limitations imposed by Applicable
          Law) to receive dividends and distributions on, all Capital Securities indicated on Schedule 3.02 as owned by the Borrower or such Restricted Subsidiary. All such Capital Securities have been duly authorized and issued and are fully paid and nonassessable. Either (i) the Consolidated Net Worth less an amount equal to the aggregate amount of the Borrower's and the Restricted Subsidiaries' equity in Unrestricted Subsidiaries is equal to at least 80% of the Consolidated Net Worth or (ii) the Required Banks have failed to designate, in accordance with the terms of this Agreement and within 30 days after notice by the Borrower to the Administrative Agent that the Consolidated Net Worth less an amount equal to the aggregate amount of the Borrower's and the Restricted Subsidiaries' equity in Unrestricted Subsidiaries is less than 80% of the Consolidated Net Worth, such additional Subsidiaries as Restricted Subsidiaries as are necessary such that Consolidated Net Worth less an amount equal to the aggregate amount of the Borrower's and the Restricted Subsidiaries' equity in Unrestricted Subsidiaries is equal to at least 80% of Consolidated Net Worth. As of the Agreement Date, no Subsidiary, other than a Restricted Subsidiary, had total assets equal to or in excess of 5% of the total assets of the Borrower and the Consolidated Subsidiaries, on a consolidated basis.

                    Section 3.03.  Authorization; Enforceability;
          Required Consents; Absence of Conflicts. The Borrower has the power, and has taken all necessary action (including any necessary stockholder action) to authorize it, to execute, deliver and perform in accordance with their respective terms this Agreement and the Notes and to borrow hereunder in the unused amount of the Commitments. This Agreement has been duly executed and delivered by the Borrower and is, and each of the Notes when delivered to the Administrative Agent and completed according to the tenor of this Agreement will be, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity. The execution, delivery and performance in accordance with their respective terms by the Borrower of this Agreement and the Notes, and each borrowing hereunder, whether or not in the amount of the unused Commitments, do not and (absent any change in any Applicable Law or applicable Contract) will not (a) require any Governmental Approval or any other consent or approval, including any consent or approval of any Subsidiary or any consent or approval of the stockholders of the Borrower or any Subsidiary, other than Governmental Approvals and other consents and approvals that have been obtained, are final and not subject to review on appeal or to collateral attack, are in full force and effect and, in the case of any such required under any Applicable Law or Contract as in effect on the Agreement Date, are listed on Schedule 3.03, or, in the case of any Subsidiary other than a Restricted Subsidiary, Governmental Approvals or other consents or approvals the lack of which, alone or in the aggregate, would not have a Materially Adverse Effect on the Borrower and the Restricted Subsidiaries, taken as a whole, or on the Borrower's ability to perform its obligations hereunder or on this Agreement or the Notes or (b) violate or conflict with, result in a breach of, constitute a default under, or result in or require the creation of any Lien upon any assets of the Borrower or any Restricted Subsidiary under, (i) any Contract to which the Borrower or any Restricted Subsidiary is a party or by which the Borrower or any Restricted Subsidiary or any of their respective properties may be bound except for any Contract the violation of which, or the existence of a default under, would not, alone or in the aggregate, have a Materially Adverse Effect on the Borrower and the Restricted Subsidiaries taken as a whole or on the ability of the Borrower to perform its obligations hereunder or on this Agreement or the Notes or (ii) any Applicable Law.

                    Section 3.04.  Litigation.  Except as set forth on
          Schedule 3.04 or in the Borrower's Annual Report on Form 10-K for the period ended December 31, 1992, the Borrower's Quarterly Reports on Form 10-Q for the periods ended March 31 or June 30 1993, in each case, as filed by the Borrower with the Securities and Exchange Commission, there are not, in any court or before any arbitrator of any kind or before or by any governmental or non-governmental body, any actions, suits or proceedings pending or threatened (nor, to the knowledge of the Borrower and the Restricted Subsidiaries, is there any basis therefor) against or in any other way relating to or affecting (a) the Borrower or any Subsidiary or any of their respective businesses or properties or
          (b) this Agreement or the Notes, which are reasonably likely, singly or in the aggregate, to have a Materially Adverse Effect on (x) the Borrower and the Restricted Subsidiaries taken as a whole or (y) this Agreement or the Notes.

                    Section 3.05. Environmental Compliance. (a) To the best of the Borrower's knowledge, the Borrower and its Subsidiaries have duly complied with, and their respective Premises are in compliance with, the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder (collectively, "Environmental Laws"), except to the extent that noncompliance with such Environmental Laws would not have a Materially Adverse Effect on the Borrower and the Restricted Subsidiaries taken as a whole.

                    (b) To the best of the Borrower's knowledge, the Borrower and its Subsidiaries have been issued and will maintain all required federal, state, and local permits, licenses, certificates, and approvals relating to (i) air emissions, (ii) discharges to surface water or groundwater, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any Environmental Laws as hazardous or potentially hazardous), or (vi) other environmental, health, or safety matters, except to the extent that the failure to have obtained or to maintain such permits, licenses, certificates and approvals would not have a Materially Adverse Effect on the Borrower and the Restricted Subsidiaries taken as a whole.

                    (c) To the best of the Borrower's knowledge, neither the Borrower nor any of its Subsidiaries has, with respect to its Premises, received notice of, or knows or reasonably suspects facts which might constitute, any violation of any Environmental Laws, except to the extent that any such violations would not have a Materially Adverse Effect on the Borrower and the Restricted Subsidiaries taken as a whole.

                    (d) To the best of the Borrower's knowledge, except in accordance with a valid governmental permit, license, certificate, or approval, there has been no emission, spill, release, or discharge into or upon (i) the air, (ii) soils or any improvements located thereon, (iii) surface water or groundwater, or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing the Premises, of any toxic or hazardous substances or wastes at or from the Premises during such time as either the Borrower or any of its Subsidiaries has held title to, or leased, the Premises which would have a Materially Adverse Effect on the Borrower and the Restricted Subsidiaries taken as a whole.

                    (e) To the best of the Borrower's knowledge, there has been no complaint, order, directive, claim, citation, or notice by any governmental authority with respect to (i) air emissions,
          (ii) spills, releases, or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the Premises, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or waste, or (vi) other environmental, health, or safety matters affecting the Borrower or any of its Restricted Subsidiaries or any of their respective Premises.

                    Section 3.06. No Adverse Change or Event. From December 31, 1992, no change in the business, assets, Liabilities, financial condition, results of operations or business prospects of the Borrower or any Subsidiary has occurred, and no event has occurred or failed to occur, that has had or might have, either alone or in conjunction with all other such changes, events and failures, a Materially Adverse Effect on
          (a) the Borrower and the Restricted Subsidiaries taken as a whole or (b) this Agreement or the Notes. Any change in the business, assets, Liabilities, financial condition, results of operations or business prospects of the Borrower or any Subsidiary disclosed in the Borrower's Annual Report on Form 10K for the period ending December 31, 1992, Quarterly Reports on Form 10Q for the periods ending March 31 or June 30, 1993 or Current Reports on Form 8K dated December 30, 1992, and August 20, 1993, shall not constitute a change individually or in the aggregate which has had such a Materially Adverse Effect.

                    Section 3.07. Taxes. United States Federal income tax returns of the Borrower and its Consolidated Subsidiaries have been examined and closed through the fiscal year ended December 31, 1983. The Borrower and its Consolidated Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes shown to be due pursuant to such returns or pursuant to any income tax assessment relating to such returns or the periods covered thereby received by the Borrower, except to the extent that failure to so file or the failure to so pay, as the case may be, together with all other such failures, would not have a Materially Adverse Effect on the Borrower and the Restricted Subsidiaries taken as a whole.


                                      ARTICLE 4

                                  CERTAIN COVENANTS
                    From the Agreement Date and until the Repayment Date,

               A. The Borrower shall and shall cause each Restricted Subsidiary to:

                    Section 4.01.  Preservation of Existence and
          Properties, Scope of Business, Compliance with Law, Payment of Taxes and Claims, Preservation of Enforceability. (a) Preserve and maintain its corporate existence and all of its other franchises, licenses, rights and privileges, (b) preserve, protect and obtain all Intellectual Property, and preserve and maintain in good repair, working order and condition all other properties, required for the conduct of its business, (c) maintain the substantial portion of the business of the Borrower and the Restricted Subsidiaries, taken as a whole, in businesses in substantially the same fields as the businesses conducted by the Borrower and its Restricted Subsidiaries on the Agreement Date or other businesses related to diversified financial services, (d) comply with Applicable Law, (e) pay or discharge when due all Taxes and all Liabilities that might become a Lien on any of its properties and (f) take all action and obtain all consents and Governmental Approvals required so that its obligations hereunder and under the Notes will at all times be legal, valid and binding and enforceable in accordance with their respective terms, except that this Section 4.01 (other than clauses (a), in so far as it requires the Borrower to preserve its corporate existence, (c) and (f)) shall not apply in any circumstance where (x) noncompliance, together with all other noncompliances with this Section 4.01, will not have a Materially Adverse Effect on (A) the Borrower and the Restricted Subsidiaries taken as a whole or (B) this Agreement or the Notes or (y), in the case of clauses (a) and (b), noncompliance results from the cessation of the corporate existence of a Restricted Subsidiary or the cessation of franchises, licenses, rights or privileges as a result of any transaction to which Section 4.06,
          4.07 or 4.12 is by its express terms inapplicable so long as such cessation would not result in a Materially Adverse Effect on the Borrower and the Restricted Subsidiaries taken as a whole.

                    Section 4.02. Insurance. Maintain insurance with responsible insurance companies against at least such risks and in at least such amounts as is customarily maintained by similar businesses, or as may be required by Applicable Law.

                    Section 4.03. Use of Proceeds. Use the proceeds of the Loans only for general corporate purposes, which shall include, but not be limited to, the acquisition of assets, including assets constituting a going concern, whether by stock purchase or otherwise. None of the proceeds of any of the Loans shall be used in any manner which would violate or cause any Bank to be in violation of Regulations G, U or X of the Board of Governors of the Federal Reserve System. If requested by any Bank, the Borrower shall complete and sign Part I of a copy of Federal Reserve Form U-1 referred to in Regulation U and deliver such copy to such Bank.

               B. The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

                    Section 4.04. Guaranties. Be obligated, at any time, in respect of any Guaranty, except that this Section 4.04 shall not apply to Permitted Guaranties.

                    Section 4.05. Liens. Permit to exist, at any time, any Lien upon any of its properties or assets of any character, whether now owned or hereafter acquired, or upon any income or profits therefrom, except that this Section 4.05 shall not apply to Permitted Liens.

                    Section 4.06. Merger or Consolidation. Merge or consolidate with any Person, except that, if after giving effect thereto no Default would exist, this Section 4.06 shall not apply to (a) any merger or consolidation of the Borrower with any one or more Persons, provided that the Borrower shall be the continuing Person, (b) any merger or consolidation of any Restricted Subsidiary with any one or more Persons, provided that the continuing Person shall, after giving effect to such merger or consolidation, be a Subsidiary, and (c) any transaction and disposition to which Section 4.07 or 4.12 (other than by reference to this Section 4.06) is by its express terms inapplicable.

                    Section 4.07. Disposition of Assets. Sell, lease, license, transfer or otherwise dispose of any asset or interest therein, except that this Section 4.07 shall not apply to (a) any disposition of any asset or interest therein in the ordinary course of business, (b) any disposition of any obsolete or retired property not used in its business, (c) any disposition of any asset or interest therein to the Borrower or to a Restricted Subsidiary, (d) any disposition of the Capital Securities of any Subsidiary other than a Restricted Subsidiary, (e) any disposition of Unrestricted Margin Stock, (f) any disposition of any assets or interest therein (including Capital Securities of any Restricted Subsidiary) for fair market value, as determined by the Board of Directors of the Borrower or such Restricted Subsidiary, as the case may be, (g) any transfer of any assets (of the type represented by the line items "Joint Venture Mortgage Loans", "Third Party Mortgage Loans", "Other Real Estate-Related Investments", "Other Loans and Investments" and "Other Accounts and Notes Receivable" on the Borrower's consolidated financial statements delivered in accordance with
          Section 5.01 hereof), or any interest therein, to a special purpose corporation, limited partnership, trust or similar entity in exchange for certificates or other securities issued by such entity representing ownership of similar interests in such similar assets or interests therein, and (h) any transaction to which any of the other provisions of this Agreement (other than Section 4.10) is by its express terms inapplicable.

                    Section 4.08. Taxes of Other Persons. (a) File a consolidated tax return with any other Person other than, in the case of the Borrower, a Consolidated Subsidiary and, in the case of any such Restricted Subsidiary, the Borrower or a Consolidated Subsidiary, or (b) except as required by Applicable Law, pay or enter into any Contract (other than any tax indemnification or similar arrangements in connection with a merger or consolidation or the disposition of assets or issuance or disposition of Capital Securities or any interest therein pursuant to any transaction to which Section 4.06, 4.07 or 4.12 by its express terms is inapplicable) to pay any Taxes owing by any Person other than the Borrower or a Consolidated Subsidiary.

                    Section 4.09. Benefit Plans. (a) Establish any Benefit Plan, or amend any Benefit Plan, in either case in any manner that in the reasonable good faith estimate of the Borrower's actuary would increase, on a consolidated basis, the aggregate Unfunded Benefit Liabilities under all Benefit Plans maintained by Borrower or its ERISA Affiliates to an amount in excess of $25,000,000, provided, however, that the foregoing shall not prevent Borrower or a Restricted Subsidiary from establishing or amending any Benefit Plan to the extent necessary to comply with applicable law; or (b) amend any Benefit Plan, except to the extent necessary to comply with applicable law, if after giving effect to such amendment Borrower or any Restricted Subsidiary would be required to post security pursuant to Section 401(a)(29) of the Code.

                    Section 4.10. Transactions with Affiliates. Effect any transaction with any Affiliate (or Affiliates thereof), other than another Subsidiary or the Borrower, which, taken together with all such transactions engaged in by the Borrower and Restricted Subsidiaries with such Affiliate (and Affiliates thereof) is on a basis materially less favorable than would at the time be obtainable for a comparable transaction in arms-length dealing with an unrelated third party, provided that this
          Section 4.10 shall not apply to transactions with Fidelity Life Association or Lumbermens Mutual Casualty Company (or its Affiliates which are not Affiliates of the Borrower or any Restricted Subsidiary) relating to asset management, insurance and other services all as carried on in accordance with the Borrower's and Restricted Subsidiaries' customary business practice as in effect on, or announced prior to, the Agreement Date.

                    Section 4.11. Limitation on Restrictive Covenants. Permit to exist, at any time, any consensual restriction limiting the ability (whether by covenant, event of default, subordination or otherwise but not merely as a result of any requirement to pay principal or interest on Indebtedness or dividends or other payments on preferred stock or other similar requirements which would limit the availability of funds at such Restricted Subsidiary or as a result of any commitments to any regulatory authority made by the Borrower or any Restricted Subsidiary to the extent that such restriction, together with all such other restrictions, has not and, in the reasonable determination of the Banks, will not have a Materially Adverse Effect on the Borrower or its ability to perform its obligations hereunder) of any Restricted Subsidiary to (a) pay dividends or make any other distributions on shares of its capital stock held by the Borrower or any other Restricted Subsidiary, (b) pay any obligation owed to the Borrower or any other Restricted Subsidiary, (c) make any loans or advances to or investments in the Borrower or in any other Restricted Subsidiary, (d) transfer any of its property or assets to the Borrower or any other Restricted Subsidiary, or (e) create any Lien upon its property or assets whether now owned or hereafter acquired or upon any income or profits therefrom, except that this Section 4.11 shall not apply to Permitted Restrictive Covenants.

                    Section 4.12. Issuance or Disposition of Capital Securities. Issue any of its Capital Securities or sell, transfer or otherwise dispose of any Capital Securities of any Restricted Subsidiary, except that this Section 4.12 shall not apply to (a) any issuance by the Borrower of any of its Capital Securities, (b) any issuance by a Restricted Subsidiary of any of its Capital Securities to the Borrower or a Restricted Subsidiary, (c) any issuance by a Restricted Subsidiary of any of its Capital Securities to the holders of the common stock of such Restricted Subsidiary made pro rata to the relative amounts of such common stock held by such holders, (d) any disposition by the Borrower or any Restricted Subsidiary of any Capital Securities of a Restricted Subsidiary to the Borrower or a Restricted Subsidiary, (e) any issuance or disposition of Convertible Preferred Stock, Class B Common Stock or Floating Rate Convertible Subordinated Debentures of Kemper Financial Companies, Inc. and (f) any issuance or disposition of Capital Securities for fair market value in connection with any transaction to which Section 4.06 or 4.07 is by its express terms inapplicable.

               C.  The Borrower shall not:

                    Section 4.13. Ratio of Consolidated Indebtedness to Consolidated Net Worth. Permit Consolidated Indebtedness to exceed 50% of Consolidated Net Worth at any time.

                    Section 4.14. Minimum Net Worth. Permit Consolidated Net Worth at any time to be less than $1,250,000,000.

                    Section 4.15. Interest Expense Coverage. Permit the ratio of EBIT to Interest Expense for any period consisting of four consecutive fiscal quarters ending on or after the Agreement Date to be less than 1.5 to 1.0.


                                      ARTICLE 5

                        FINANCIAL STATEMENTS AND INFORMATION


                    Section 5.01. Financial Statements and Information to Be Furnished. From the Agreement Date and until the Repayment Date, the Borrower shall furnish to each Bank:

                    (a) Quarterly Financial Statements; Officer's Certificate. As soon as available and in any event within 50 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, commencing with the quarterly period ending September 30, 1993:

                         (i) consolidated and consolidating (by business segment) balance sheets of the Borrower and the Consolidated Subsidiaries as at the end of such quarterly period and the related consolidated and consolidating (by business segment) statements of income, retained earnings and cash flows of the Borrower and the Consolidated Subsidiaries for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year; and

                       (ii) a certificate with respect thereto of the president or chief financial officer of the Borrower in the form of Schedule 5.01(a).

                    (b) Year-End Financial Statements; Accountants' and Officer's Certificates. As soon as available and in any event within 95 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 1993:

                         (i) consolidated and consolidating (by business segment) balance sheets of the Borrower and the Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating (by business segment) statements of income, retained earnings and cash flows of the Borrower and the Consolidated Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year;

                        (ii) an audit report of KPMG Peat Marwick, or other independent certified public accountants of recognized standing satisfactory to the Required Banks, on such of the financial statements referred to in clause (i) as are consolidated financial statements, which report shall be in scope and substance satisfactory to the Required Banks;

                       (iii) a certificate of such accountants addressed to the Banks and in form and substance satisfactory to the Required Banks confirming that (A) the Borrower is authorized to deliver their report referred to in clause
               (ii) to the Banks pursuant to this Agreement and (B) it is their understanding that the Banks are relying on such report and such certificate; and

                        (iv) a certificate of the president or chief financial officer of the Borrower in the form of Schedule 5.01(b).

                    (c) Reports and Filings. (i) Promptly upon receipt thereof, copies of all reports (other than management letters or reports), if any, submitted to the Borrower or any Restricted Subsidiary, or the Board of Directors of the Borrower or any Restricted Subsidiary, by its independent certified public accountants; (ii) as soon as practicable, copies of all such financial statements and reports as the Borrower or any Restricted Subsidiary shall send to its stockholders (other than reports of the Restricted Subsidiaries sent to the Borrower in the ordinary course of business) and of all registration statements and all regular or periodic reports that the Borrower or any Restricted Subsidiary shall file, or may be required to file, as a reporting company subject to the reporting requirements of the Securities Exchange Act of 1934 with the Securities and Exchange Commission or any successor commission; and (iii) in the case of Kemper Investors Life Insurance Company and Federal Kemper Life Assurance Company, as soon as practicable, copies of all year-end Annual Statements and Quarterly Statements of the Condition and Affairs of such entities filed with the Illinois Department of Insurance.

                    (d) Requested Information. From time to time and promptly upon request of any Bank, such Information regarding this Agreement, the Notes or the Loans and the business, assets, Liabilities, financial condition, results of operations or business prospects of the Borrower and the Subsidiaries as such Bank may reasonably request, in each case in form and substance and certified in a manner satisfactory to the requesting Bank.

                    (e) Notice of Defaults, Material Adverse Changes and Other Matters. Prompt notice of: (i) any Default, (ii) any change in the name of any Restricted Subsidiary, its jurisdiction of incorporation, the percentages of the various classes of its Capital Securities owned by the Borrower or another Subsidiary or its status as a Consolidated or non-Consolidated Subsidiary,
          (iii) the commencement of, or the occurrence or nonoccurrence of any change or event relating to, any action, suit, proceeding or investigation that would cause the Representation and Warranty contained in Section 3.04 to be incorrect if made at such time,
          (iv) any event or condition referred to in clauses (i) through
          (vi) of Section 6.01(h), whether or not such event or condition shall constitute an Event of Default, (v) any amendment of the certificate of incorporation or by-laws of the Borrower and (vi) any change in the Implied Senior Rating (as defined in the definition of Applicable Facility Fee Rate and Applicable

          Margin).

                    Section 5.02. Accuracy of Financial Statements and Information.

                    (a) Historical Financial Statements. The Borrower hereby represents and warrants that (i) Schedule 5.02(a) sets forth a complete and correct list of the financial statements submitted by the Borrower to the Banks in order to induce them to execute and deliver this Agreement, (ii) such financial statements present fairly, in accordance with Generally Accepted Accounting Principles, the consolidated and consolidating (by business segment) financial position of the Borrower and the Consolidated Subsidiaries as at their respective dates and the consolidated and consolidating (by business segment) results of operations, retained earnings and, as applicable, changes in financial position or cash flows of the Borrower and such Subsidiaries for the respective periods to which such statements relate, and (iii) except as disclosed or reflected in such financial statements, as at June 30, 1993, neither the Borrower nor any Subsidiary had any Liability, contingent or otherwise, or any unrealized or anticipated loss, that, singly or in the aggregate, has, had or could reasonably be expected to have a Materially Adverse Effect on the Borrower and the Consolidated Subsidiaries taken as a whole.

                    (b) Future Financial Statements. The financial statements delivered pursuant to Section 5.01(a) or (b) shall present fairly, in accordance with Generally Accepted Accounting Principles (except for changes therein or therefrom that are described in the certificate or report accompanying such statements and that have been approved in writing by the Chief Financial Officer of the Borrower or, in the case of the financial statements delivered pursuant to Section 5.01(b), the Borrower's then current independent certified public accountants), the consolidated and consolidating (by business segment) financial position of the Borrower and the Consolidated Subsidiaries as at their respective dates and the consolidated and consolidating (by business segment) results of operations, retained earnings and cash flows of the Borrower and such Subsidiaries for the respective periods to which such statements relate, and the furnishing of the same to the Banks shall constitute a representation and warranty by the Borrower made on the date the same are furnished to the Banks to that effect and to the further effect that, except as disclosed or reflected in such financial statements, as at the respective dates thereof, neither the Borrower nor any Subsidiary had any Liability, contingent or otherwise, or any unrealized or anticipated loss, that, singly or in the aggregate, has had or could reasonably be expected to have a Materially Adverse Effect on the Borrower and the Consolidated Subsidiaries taken as a whole.

                    (c) Historical Information. The Borrower hereby represents and warrants that all Information furnished to the Administrative Agent or the Banks by or on behalf of the Borrower prior to the Agreement Date in connection with or pursuant to this Agreement and the relationship established hereunder, at the time the same was so furnished, but in the case of Information dated as of a prior date, as of such date, in the case of any Information prepared in the ordinary course of business, was complete and correct in all material respects in the light of the purpose prepared, and, in the case of any Information the preparation of which was requested by any Bank, was complete and correct in all material respects to the extent necessary to give such Bank true and accurate knowledge of the subject matter thereof, and, with respect to any Information which has been filed with the SEC, (x) did not contain any untrue statement of a material fact, and (y) did not omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made.

                    (d) Future Information. All Information furnished to the Administrative Agent or the Banks by or on behalf of the Borrower on or after the Agreement Date in connection with or pursuant to this Agreement or in connection with or pursuant to any amendment or modification of, or waiver of rights under, this Agreement, shall, at the time the same is so furnished, but in the case of Information dated as of a prior date, as of such date, in the case of any Information prepared in the ordinary course of business, be complete and correct in all material respects in the light of the purpose prepared, and, in the case of any Information required by the terms of this Agreement or the preparation of which was requested by any Bank, be complete and correct in all material respects to the extent necessary to give the Banks true and accurate knowledge of the subject matter thereof, and, with respect to any such Information filed or to be filed with the SEC, (x) not contain any untrue statement of a material fact, and (y) not omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made, and the furnishing of the same to the Administrative Agent or any Bank shall constitute a representation and warranty by the Borrower made on the date the same are so furnished to such effect.

                    Section 5.03. Additional Covenants Relating to Disclosure. From the Agreement Date and until the Repayment Date, the Borrower shall and shall cause each Restricted Subsidiary to:

                    (a)  Accounting Methods and Financial Records.
          Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects), as may be required or necessary to permit (i) the preparation of financial statements required to be delivered pursuant to Section 5.01(a) and (b) and (ii) the determination of the Borrower's compliance with the terms of this Agreement.

                    (b) Visits and Inspections. Permit, or, in the case of properties, books, records or Persons not within its immediate control, promptly take such actions as are reasonably practicable in order to permit, representatives (whether or not officers or employees) of any Bank, from time to time, as often as may be reasonably requested, to (i) visit and inspect any properties of the Borrower and each Restricted Subsidiary, (ii) inspect and make extracts from the books and records of the Borrower and each Restricted Subsidiary, including management letters prepared by their respective independent certified public accountants, and
          (iii) discuss with any director, any principal officers and the independent certified public accountants of the Borrower and each Restricted Subsidiary, the respective businesses, assets, Liabilities, financial conditions, results of operations and business prospects of the Borrower and each Subsidiary.



                                      ARTICLE 6

                                       DEFAULT


                    Section 6.01. Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of the Borrower or any Subsidiary, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

                    (a) Any payment of principal of or interest on any of the Loans or the Notes or of the facility fee shall not be made when and as due (whether at maturity, by reason of notice of prepayment or acceleration or otherwise) and in accordance with the terms of this Agreement and the Notes and, in the case of interest and facility fees, such non-payment shall continue for three Business Days;

                    (b) Any Representation and Warranty shall at any time prove to have been incorrect or misleading in any material respect when made;

                    (c) The Borrower shall default in the performance or observance of

                         (i) any term, covenant, condition or agreement contained in Section 4.01(a) (insofar as such Section requires the preservation of the corporate existence of the Borrower), 4.01(f), 4.03, 4.04 through 4.09, 4.11 through
               4.15, 5.01(e)(i) or 5.03(b);

                        (ii) any term, covenant, condition or agreement contained in this Agreement (other than a term, covenant, condition or agreement a default in the performance or observance of which is elsewhere in this Section specifically dealt with) and, if capable of being remedied, such default shall continue unremedied for a period of 30 days; or

                       (iii) an Event of Default under (and as defined in) the Long Term Facility shall have occurred and be continuing;

                    (d) (i) The Borrower or any Restricted Subsidiary shall fail to pay, in accordance with its terms and when due and payable (after giving effect to any applicable grace period, which in the case of any Guaranty of Indebtedness, shall be deemed not less than five Business Days after the underlying Indebtedness became due), any of the principal of or interest on any Indebtedness (other than the Loans or the Long Term Loans) in an aggregate principal amount in excess of $10,000,000, (ii) the maturity of any such Indebtedness shall, in whole or in part, have been accelerated, or any such Indebtedness shall, in whole or in part, have been required to be prepaid prior to the stated maturity thereof, in accordance with the provisions of any Contract evidencing, providing for the creation of or concerning such Indebtedness, or (iii) (A) any event shall have occurred and be continuing that permits (or, with the passage of time or the giving of notice or both, would permit) any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity or require any such prepayment and such event has continued unremedied and unwaived for a period of five Business Days and (B) if the Contract evidencing, providing for the creation of or concerning such Indebtedness provides for a cure period for such event, such event shall not be cured prior to the end of such cure period, except that no such failure to pay any amount that has become due and payable by virtue of an acceleration, no such acceleration or required prepayment, and no such event, based solely upon a breach of any agreement or condition that restricts the ability of the Borrower or any Subsidiary to sell, pledge or otherwise dispose of Unrestricted Margin Stock and that is contained in any Contract to which any Bank or an "affiliate" (as defined in Regulation U) of any Bank is a party shall constitute an Event of Default;

                    (e) A default shall be continuing under any Contract (other than a Contract relating to Indebtedness, to which clause
          (d) of this Section 6.01 is applicable) binding upon the Borrower or any Restricted Subsidiary, except a default that, together with all other such defaults, has not had and will not have a Materially Adverse Effect on (i) the Borrower and the Restricted Subsidiaries taken as a whole or (ii) the Agreement or the Notes;

                    (f) (i) The Borrower or any Subsidiary other than a Real Estate Joint Venture Subsidiary that is not a Restricted Subsidiary shall (A) commence a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect), (B) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, (C) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (D) apply for, or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of itself or of a substantial part of its assets, domestic or foreign, (E) admit in writing its inability to pay, or generally not be paying, its debts (other than those that are the subject of bona fide disputes) as they become due, (F) make a general assignment for the benefit of creditors, or (G) take any corporate action for the purpose of effecting any of the foregoing; or

                         (ii) (A) A case or other proceeding shall be commenced against the Borrower or any Subsidiary other than a Real Estate Joint Venture Subsidiary that is not a Restricted Subsidiary seeking (1) relief under the Federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or (2) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or any Subsidiary, or of all or any substantial part of the assets, domestic or foreign, of the Borrower or any Subsidiary, and such case or proceeding shall continue undismissed or unstayed for a period of 60 days, or (B) an order granting the relief requested in such case or proceeding against the Borrower or any Subsidiary (including an order for relief under such Federal bankruptcy laws) shall be entered;

                    (g) A judgment or order shall be entered against the Borrower or any Restricted Subsidiary by any court, and (i) in the case of a judgment or order for the payment of money, either
          (A) such judgment or order shall continue undischarged and unstayed for a period of 30 days in which the aggregate amount of all such judgments and orders exceeds $10,000,000 or (B) enforcement proceedings shall have been commenced upon such judgment or order and (ii) in the case of any judgment or order for other than the payment of money, such judgment or order could, together with all other such judgments or orders, have a Materially Adverse Effect on the Borrower and the Restricted Subsidiaries taken as a whole;

                    (h) (i) Any Termination Event shall occur with respect to any Benefit Plan, (ii) any Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any Benefit Plan maintained by Borrower or an ERISA Affiliate, or with respect to any other employee benefit plan maintained by Borrower or an ERISA Affiliate that is subject to Section 412 of the Code,
          (iii) the Borrower or any ERISA Affiliate shall engage in any Prohibited Transaction involving any Benefit Plan maintained by the Borrower or an ERISA Affiliate, (iv) the Borrower or any ERISA Affiliate shall be in "default" (as defined in ERISA
          Section 4219(c)(5)) with respect to payments owing to a Multiemployer Benefit Plan as a result of the Borrower's or any ERISA Affiliate's complete or partial withdrawal (as described in ERISA Section 4203 or 4205) from such Multiemployer Benefit Plan,
          (v) the Borrower or any ERISA Affiliate shall fail to pay when due an amount (other than premium payments to the PBGC) that is payable by it to the PBGC or to a Benefit Plan in accordance with Title IV of ERISA, or (vi) a proceeding shall be instituted by a fiduciary of any Multiemployer Benefit Plan against the Borrower or any ERISA Affiliate to enforce ERISA Section 515 and such proceeding shall not have been dismissed within 60 days thereafter, except that no event or condition referred to in clauses (i) through (vi) shall constitute an Event of Default if it, together with all other such events or conditions at the time existing, has not had, and will not have, a Materially Adverse Effect on the Borrower and the Consolidated Subsidiaries taken as a whole;

                    (i) Any person or group of persons acting in concert acquires, in the aggregate, 50% or more of any class of voting stock of the Borrower; or

                    (j) Any Real Estate Joint Venture Subsidiary that is not a Restricted Subsidiary shall take any action, or have any action taken against or with respect to it, voluntarily or involuntarily, which would result in an Event of Default under
          Section 6.01(f) but for the express reference to Real Estate

          Joint Venture Subsidiaries therein which individually or in the aggregate with such actions taken by or against any other Real Estate Joint Venture Subsidiary, has had or is reasonably likely to have a Materially Adverse Effect on the Borrower and the Consolidated Subsidiaries taken as a whole.

                    Section 6.02. Remedies upon Event of Default. During the continuance of any Event of Default (other than one specified in Section 6.01(f)) and in every such event, the Administrative Agent, upon notice to the Borrower, may do either or both of the following: (a) declare, in whole or, from time to time, in part, the principal of and interest on the Loans and the Notes and all other amounts owing under this Agreement to be, and the Loans and the Notes and all such other amounts shall thereupon and to that extent become, due and payable and (b) terminate, in whole or, from time to time, in part, the Commitments. Upon the occurrence of an Event of Default specified in Section 6.01(f), automatically and without any notice to the Borrower, (a) the principal of and interest on the Loans and the Notes and all other amounts owing under this Agreement shall be due and payable and (b) the Commitments shall terminate. Presentment, demand, protest or notice of any kind (other than the notice provided for in the first sentence of this Section 6.02) are hereby expressly waived.


                                      ARTICLE 7

                        ADDITIONAL CREDIT FACILITY PROVISIONS


                    Section 7.01. Mandatory Suspension and Conversion of Fixed Rate Loans. A Bank's obligations to make, continue or convert into Fixed Rate Loans shall be suspended, all such Bank's outstanding Loans of that Type shall be converted on the last day of their applicable Interest Periods (or, if earlier, in the case of clause (c) below, on the last day such Bank may lawfully continue to maintain Loans of that Type or, in the case of clause
          (d) below, on the day determined by such Bank to be the last Business Day before the effective date of the applicable restriction) into, and all pending requests for the making or continuation of or conversion into Loans of such Type by such Bank shall be deemed requests for, Base Rate Loans, if:

                    (a) on or prior to the determination of an interest rate for a Fixed Rate Loan of that Type for any Interest Period, the Administrative Agent determines that for any reason appropriate information is not available to it for purposes of determining the Adjusted CD Rate or the Adjusted Eurodollar Rate, as the case may be, for such Interest Period;

                    (b) on or prior to the first day of any Interest Period for a Fixed Rate Loan of that Type, such Bank reasonably determines that the Adjusted CD Rate or the Adjusted Eurodollar Rate, as the case may be, as determined by the Administrative Agent for such Interest Period would not accurately reflect the cost to such Bank of making, continuing or converting into a Fixed Rate Loan of such Type for such Interest Period;

                    (c) at any time such Bank reasonably determines that any Regulatory Change makes it unlawful or impracticable for such Bank or its applicable Lending Office to make, continue or convert any Fixed Rate Loan of that Type, or to comply with its obligations hereunder in respect thereof; or

                    (d) such Bank reasonably determines that, by reason of any Regulatory Change, such Bank or its applicable Lending Office is restricted, directly or indirectly, in the amount that it may hold of (i) a category of liabilities that includes deposits by reference to which, or on the basis of which, the interest rate applicable to Fixed Rate Loans of that type is directly or indirectly determined or (ii) the category of assets that includes Fixed Rate Loans of that Type.

          If, as a result of this Section 7.01, any Loan of any Bank that would otherwise be made or maintained as or converted into a Fixed Rate Loan of any Type for any Interest Period is instead made or maintained as or converted into a Base Rate Loan, then, unless the corresponding Loan of each of the other Banks is also to be made or maintained as or converted into a Base Rate Loan, such Loan shall be treated as being a Fixed Rate Loan, as the case may be, of such Type for such Interest Period for all purposes of this Agreement (including the timing, application and proration among the Banks of interest payments, conversions and prepayments) except for the calculation of the interest rate borne by such Loan. The Administrative Agent shall promptly notify the Borrower and each Bank of the existence or occurrence of any condition or circumstance specified in clause (a) above, and each Bank shall promptly notify the Borrower and the Administrative Agent of the existence or occurrence of any condition or circumstance specified in clause (b), (c) or (d) above applicable to such Bank's Loans, but the failure by the Administrative Agent or such Bank to give any such notice shall not affect such Bank's rights hereunder.

                    Section 7.02. Regulatory Changes. If in the reasonable determination of any Bank (a) any Regulatory Change or the application of any provision of Applicable Law relating to capital adequacy shall directly or indirectly (i) reduce the amount of any sum received or receivable by such Bank with respect to any Loan or the return to be earned by such Bank on any Loan, (ii) impose a cost on such Bank or any Affiliate of such Bank that is attributable to the making or maintaining of, or such Bank's commitment to make, any Loan, (iii) require such Bank or any Affiliate of such Bank to make any payment on or calculated by reference to the gross amount of any amount received by such Bank hereunder or under any Note or (iv) reduce, or have the effect of reducing, the rate of return on the capital of such Bank or any Affiliate of such Bank allocable to any Loan or such Bank's commitment to make any Loan and (b) such reduction, increased cost or payment shall not be fully compensated for by an adjustment in the applicable rates of interest payable hereunder, then the Borrower shall pay to such Bank such additional amounts as such Bank reasonably determines will, together with any adjustment in the applicable rates of interest payable hereunder, fully compensate for such reduction, increased cost or payment, such amounts to be paid, in the case of those applicable to prior periods, within 15 days after request by such Bank for such payment or, in the case of those applicable to future periods, on the dates specified, or determined in accordance with a method specified, by such Bank. Each Bank will promptly notify the Borrower of any Regulatory Change of which it has knowledge that will entitle such Bank to compensation pursuant to this Section 7.02, but the failure to give such notice shall not affect such Bank's right to such compensation provided that no Bank shall be entitled to receive any payment to compensate it for such costs incurred prior to the ninetieth day preceding the date on which the Bank gives such notice to the Borrower.

                    Section 7.03. Change of Lending Office. If an event occurs with respect to a Lending Office of any Bank that obligates the Borrower to pay any amount under Section 1.10(c), makes operable the provisions of clause (b) or (c) of Section
          7.01 or entitles such Bank to make a claim under Section 7.02, such Bank shall, if requested by the Borrower, use reasonable efforts to designate another Lending Office or Offices the designation of which will reduce the amount the Borrower is so obligated to pay, eliminate such operability or reduce the amount such Bank is so entitled to claim, provided that such designation would not, in the sole and absolute discretion of such Bank, be disadvantageous to such Bank in any manner or contrary to such Bank's policies. Each Bank may at any time and from time to time change any Lending Office and shall give notice of any such change to the Administrative Agent and the Borrower. Except in the case of a change in Lending Offices made at the request of the Borrower, the designation of a new Lending Office by any Bank shall not obligate the Borrower to pay any amount to such Bank under Section 1.10(c), make operable the provisions of clause (b) or (c) of Section 7.01 or entitle such Bank to make a claim under
          Section 7.02 if such obligation, the operability of such clause or such claim results solely from such designation and not from a subsequent Regulatory Change.
                    Section 7.04. Funding Losses. The Borrower shall pay to each Bank, upon request, such amount or amounts as such Bank reasonably determines are necessary to compensate it for any loss, cost or expense incurred by it as a result of (a) any payment, prepayment or conversion of a Fixed Rate Loan on a date other than the last day of an Interest Period for such Fixed Rate Loan or (b) a Fixed Rate Loan for any reason not being made or converted (other than as a result of such Bank wrongfully failing to fund its Loan or permit such conversion), or any payment of principal thereof or interest thereon not being made, on the date therefor determined in accordance with the applicable provisions of this Agreement. At the election of such Bank, and without limiting the generality of the foregoing, but without duplication, such compensation on account of losses may include an amount equal to the excess of (i) the interest that would have been received from the Borrower under this Agreement on any amounts to be reemployed during an Interest Period or its remaining portion over (ii) the interest component of the return that such Bank reasonably determines it could have obtained had it placed such amount on deposit in the interbank Dollar market selected by it for a period equal to such Interest Period or its remaining portion.

                    Section 7.05. Determinations. In making the determinations contemplated by Sections 7.01, 7.02 and 7.04, each Bank may make such reasonable estimates, assumptions, allocations and the like that such Bank in good faith determines to be appropriate, but such Bank's selection thereof in accordance with this Section 7.05, and the determinations made by such Bank on the basis thereof, shall be final, binding and conclusive upon the Borrower, except, in the case of such determinations, for manifest errors in computation or transmission. Each Bank shall furnish to the Borrower upon request a certificate outlining in reasonable detail the computation of any amounts claimed by it under this Article 7 and the assumptions underlying such computations.


                                      ARTICLE 8

                                     THE AGENTS


                    Section 8.01. Appointment and Powers. Each Bank hereby irrevocably appoints and authorizes The First National Bank of Chicago, and The First National Bank of Chicago hereby agrees, to act as the agent of such Bank under this Agreement with such powers as are delegated to the Administrative Agent by the terms hereof, together with such other powers as are reasonably incidental thereto. The Administrative Agent's duties shall be purely ministerial and it shall have no duties or responsibilities except those expressly set forth in this Agreement and shall not be required under any circumstances to take any action that, in its judgment, is contrary to this Agreement or Applicable Law or would expose it to Liability. The Administrative Agent shall not, by reason of its serving as the Administrative Agent, be a trustee or other fiduciary for any Bank.

                    Section 8.02. Limitation on Administrative Agent's and Co-Agents' Liability. Neither the Administrative Agent nor any Co-Agent nor any of their respective directors, officers, employees or agents shall be liable or responsible to any Bank for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own willful misconduct, gross negligence or knowing violations of law. Neither the Administrative Agent nor any Co-Agent shall be responsible to any Bank for (a) any recitals, statements, representations or warranties contained in this Agreement or in any certificate or other document referred to or provided for in, or received by any of the Banks under, this Agreement, (b) the validity, effectiveness or enforceability of this Agreement or the Notes or any such certificate or other document or (c) any failure by the Borrower to perform any of its obligations under this Agreement or the Notes. The Administrative Agent may employ agents and attorneys-in-fact selected by it in good faith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

                    Section 8.03. Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment to it of facility fees or principal of or interest on the Loans) unless the Administrative Agent has received notice from a Bank or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Banks. In the event of any Default, the Administrative Agent shall (subject to Section 8.05(b)) (a) in the case of a Default that constitutes an Event of Default, take either or both of the actions referred to in clauses (a) and (b) of the first sentence of Section 6.02 if so directed by the Required Banks, and (b) in the case of any Default, take such other action with respect to such Default as shall be reasonably directed by the Required Banks; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Banks.

                    Section 8.04. Rights as a Bank. Each Person acting as the Administrative Agent or as a Co-Agent that is also a Bank shall, in its capacity as a Bank, have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not acting as the Administrative Agent or as a Co-Agent, and the term "Bank" or "Banks" shall include such Person in its individual capacity. Each Person acting as the Administrative Agent or as a Co-Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower and its Affiliates as if it were not acting as the Administrative Agent or as a Co-Agent, and such Person and its Affiliates may accept fees and other consideration from the Borrower and its Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

                    Section 8.05. Indemnification. (a) The Banks agree to indemnify the Administrative Agent and each Co-Agent (to the extent not reimbursed by the Borrower hereunder), ratably on the basis of the respective principal amounts of the Loans outstanding made by the Banks (or, if no Loans are at the time outstanding, ratably on the basis of their respective Commitments), for any and all Liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent or any such Co-Agent (including the costs and expenses that the Borrower is obligated to pay hereunder) in any way relating to or arising out of this Agreement or any other documents contemplated thereby or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from willful misconduct, gross negligence or knowing violations of law by the party to be indemnified.

                    (b) Notwithstanding any other provision of this Agreement, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Banks against any and all Liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

                    Section 8.06. Non-Reliance on the Administrative Agent, the Co-Agents and Other Banks. Each Bank agrees that it has, independently and without reliance on the Administrative Agent, any Co-Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its own decision to enter into this Agreement, and that it will, independently and without reliance upon the Administrative Agent, any Co-Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or its Notes. Neither the Administrative Agent nor any Co-Agent shall be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Borrower or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent under this Agreement, neither the Administrative Agent nor any Co-Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any Subsidiary that may come into the possession of the Administrative Agent or any of its Affiliates.

                    Section 8.07.  Resignation or Removal of the
          Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may at any time give notice of its resignation to the Banks and the Borrower and the Administrative Agent may be removed at any time with cause by the Required Banks. Upon receipt of any such notice of resignation or upon any such removal, the Required Banks may, after consultation with the Borrower, appoint a successor Administrative Agent which shall be a Bank unless otherwise agreed to by the Borrower (which in any case shall be a commercial bank with not less than $250,000,000 of capital). If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks and after consultation with the Borrower, appoint a successor Administrative Agent. Upon the acceptance by any Person of its appointment as a successor Administrative Agent, such Person shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent under this Agreement. After any retiring Administrative Agent's resignation or removal as Administrative Agent, the provisions of this Article 8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.


                                      ARTICLE 9

                                    MISCELLANEOUS


                    Section 9.01. Notices and Deliveries. (a) Manner of Delivery. All notices, communications and materials (including all Information) to be given or delivered pursuant to this Agreement shall, except in those cases where a telephone notice is expressly permitted, be in writing (which shall include telex or telecopy transmissions). Notices under Sections 1.02, 1.03, 1.04(c), 1.06, 1.08 and 6.02 may be by telephone, promptly, in the case of each notice other than one under Section 6.02, confirmed in writing. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent that the Administrative Agent has acted in reliance on such telephonic notice.

                    (b) Addresses. All notices, communications and materials to be given or delivered pursuant to this Agreement shall be given or delivered at the following respective addresses and telex, telecopier and telephone numbers and to the attention of the following individuals or departments:

                         (i)  if to the Borrower, to it at:

                         Kemper Corporation C-4
                         Route 22 and Kemper Drive
                         Long Grove, Illinois  60049

                         Telex No.:
                         Telecopier No.: 708-320-4695
                         Telephone No.:  708-320-2412

                         Attention:  Treasurer

                         with a copy to:

                         Kemper Corporation
                         Route 22 and Kemper Drive
                         Long Grove, Illinois  60049
                         Attention:  Kathleen Gallichio,
                                     General Counsel

                         (ii)  if to the Administrative Agent, to it at:

                         The First National Bank of Chicago
                         One First National Plaza, Suite 0085
                         Chicago, Illinois  60670

                         Telecopier No.:  312-732-4033
                         Telephone No.:   312-732-9565

                         Attention:  Cynthia W. Priest

                         with a copy to:

                         The First National Bank of Chicago
                         One First National Plaza,
                         Suite 0353
                         Chicago, Illinois  60670

                         Attention:  Fotis Theodore

                         Telecopier No.:  312-732-2038
                         Telephone No.:   312-732-7217

                         (iii) if to any Bank, to it at the address or telex, telecopier or telephone number and to the attention of the individual or department, set forth below such Bank's name under the heading "Notice Address" on Annex A or, in the case of a Bank that becomes a Bank pursuant to an assignment, set forth under the heading "Notice Address" in the Notice of Assignment given to the Borrower and the Administrative Agent with respect to such assignment;

          or at such other address or telex, telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice specifically captioned "Notice of Change of Address" given to (x) if the party to which such information pertains is the Borrower, the Administrative Agent and each Bank, (y) if the party to which such information pertains is the Administrative Agent, the Borrower and each Bank and (z) if the party to which such information pertains is a Bank, the Borrower and the Administrative Agent.

                    (c) Effectiveness. Each notice and communication and any material to be given or delivered pursuant to this Agreement shall be effective or deemed delivered or furnished (i) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third Business Day after such notice, communication or material, addressed as above provided, is delivered to a United States post office and a receipt therefor is issued thereby, (ii) if given by any other means of physical delivery, when such notice, communication or material is delivered to the appropriate address as above provided, (iii) if sent by telex, when such notice, communication or material is transmitted to the appropriate number determined as above provided in this Section 9.01 and the appropriate answer-back is received, (iv) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate telecopier number as above provided and is received at such number, and (v) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered, or, in the case of notice by the Administrative Agent to the Borrower under Section 6.02 given by telephone as above provided, if any individual or any member of the department to whose attention notices, communications and materials are to be given or delivered is unavailable at the time, to any other officer of the Borrower, except that notices of a change of address, telex, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered, and notices to the Administrative Agent under Sections 1.02, 1.03(c), 1.05, 1.07 and 1.09(g), shall not be effective, and materials to be furnished to any Bank pursuant to
          Article 5 shall not be deemed furnished, until received, and such notices to the Administrative Agent shall not be deemed received until received by the officer of the Administrative Agent responsible, at the time, for the administration of this Agreement.

                    (d) Reasonable Notice. Any requirement under Applicable Law of reasonable notice by the Administrative Agent or the Banks to the Borrower of any event in connection with, or in any way related to, this Agreement or the Notes or the exercise by the Administrative Agent or the Banks of their rights hereunder and thereunder shall be met if notice of such event is given to the Borrower in the manner prescribed above at least 10 days before (i) the date of such event or (ii) the date after which such event will occur.

                    Section 9.02. Expenses; Indemnification. (a) Whether or not any Loans are made hereunder, the Borrower shall:

                         (i) pay or reimburse the Administrative Agent, each Co-Agent and each Bank for all transfer, documentary, stamp and similar taxes, and all recording and filing fees, payable in connection with, arising out of, or in any way related to, the execution, delivery and performance of this Agreement or the Notes or the making of the Loans;

                        (ii) pay or reimburse the Administrative Agent and each Co-Agent for all costs and expenses (including fees and disbursements of legal counsel and other experts employed or retained by the Administrative Agent and each Co-Agent) incurred by the Administrative Agent and each Co-Agent in connection with, arising out of, or in any way related to
               (A) the negotiation, preparation, execution and delivery of
               (1) this Agreement and the Notes and (2) whether or not executed, any waiver, amendment or consent under or to this Agreement or the Notes, (B) the administration of and any operations under this Agreement, (C) consulting with respect to any matter in any way arising out of, related to, or connected with, this Agreement, including (1) the protection, preservation, exercise or enforcement of any of the rights of the Administrative Agent or the Banks under or related to this Agreement or the Notes or (2) the performance of any of the obligations of the Administrative Agent or the Banks under or related to this Agreement or the Notes, or (D) protecting, preserving, exercising or enforcing any of the rights of the Administrative Agent, the Co-Agents or the Banks under or related to this Agreement or the Notes;

                       (iii) pay or reimburse each Bank for all costs and expenses (including fees and disbursements of legal counsel and other experts employed or retained by such Bank) incurred by such Bank in connection with, arising out of, or in any way related to (A) consulting during a Default with respect to (i) the protection, preservation, exercise or enforcement of any of its rights under or related to this Agreement or the Notes or (ii) the performance of any of its obligations under or related to this Agreement or the Notes or (B) protecting, preserving, exercising or enforcing during a Default any of its rights under or related to this Agreement or the Notes; and

                        (iv) indemnify and hold each Indemnified Person harmless from and against all losses (including judgments, penalties and fines) suffered, and pay or reimburse each Indemnified Person for all costs and expenses (including fees and disbursements of legal counsel and other experts employed or retained by such Indemnified Person) incurred, by such Indemnified Person in connection with, arising out of, or in any way related to (A) any Credit Agreement Related Claim (whether asserted by such Indemnified Person or the Borrower or any other Person), including the prosecution or defense thereof and any litigation or proceeding with respect thereto (whether or not, in the case of any such litigation or proceeding, such Indemnified Person is a party thereto), or (B) any investigation, governmental or otherwise, arising out of, related to, or in any way connected with, any Credit Agreement Related Claim, whether or not asserted, except that the foregoing indemnity shall not be applicable (I) to any loss suffered by any Indemnified Person to the extent such loss is determined by a judgment of a court that is binding on the Borrower and such Indemnified Person, final and not subject to review on appeal, to be the result of acts or omissions on the part of such Indemnified Person constituting (w) gross negligence,
               (x) willful misconduct, (y) knowing violations of law or (z) in the case of claims by the Borrower against such Indemnified Person, such Indemnified Person's failure to observe any other standard applicable to it under any of the other provisions of this Agreement or, but only to the extent not waivable thereunder, Applicable Law, (II) in the case of any action by an Indemnified Party against the Borrower, where judgment is rendered wholly against such Indemnified Person or (III) to any losses or costs and expenses of any Bank incurred in connection with, or arising out of, or in any way related to any Credit Agreement Related Claim asserted by or against such Bank by or against any other Bank or the Administrative Agent or any Co-Agent.

                    (b) All amounts payable by the Borrower under Section 9.02(a) shall be immediately due upon request for the payment thereof.

                    Section 9.03. Rights Cumulative. Each of the rights and remedies of the Administrative Agent, the Co-Agents and the Banks under this Agreement and the Notes shall be in addition to all of their other rights and remedies under this Agreement, the Notes and Applicable Law, and nothing in this Agreement or the Notes shall be construed as limiting any such rights or remedies.

                    Section 9.04. Disclosures; Confidentiality. Unless otherwise agreed to in writing by the Borrower, each of the Administrative Agent, the Co-Agents and the Banks agrees:

                    (a) to keep confidential any information supplied to it by the Borrower or its Subsidiaries or their respective agents or representatives under or in connection with the Loan Documents or the transactions contemplated thereby, whether furnished before or after the date hereof, which (i) was not already in the Administrative Agent's, such Co-Agent's or such Bank's possession prior to any disclosure by the Borrower, any Subsidiary or their respective agents or representatives, (ii) is not or does not become public other than (A) as a result of an action by the Administrative Agent, any Co-Agent or any Bank contrary to the terms of this Section or (B) by the action of any other person or entity contrary to the terms of a confidentiality agreement with the Borrower to which such person or entity is bound and such violation by such person or entity is known to the Administrative Agent, such Co-Agent or such Bank, and (iii) is not derived solely from such public information and other information not otherwise subject to the terms of this Section (collectively, "Confidential Information"); provided that the Administrative Agent, each Co-Agent and each Bank may disclose Confidential Information, as long as such disclosure does not and will not violate the Administrative Agent's, such Co-Agent's or such Bank's duties under applicable state or federal securities laws regarding disclosure of nonpublic information, (I) to the Administrative Agent, any Co-Agent or any Bank, (II) to the extent required by Applicable Law or legal process reasonably believed by the Administrative Agent, any Co-Agent or any Bank to compel disclosure, (III) to counsel for the Administrative Agent, such Co-Agent or such Bank or to their respective accountants,
          (IV) to the extent necessary or appropriate in connection with any litigation relating to a Credit Agreement Related Claim to which the Administrative Agent, such Co-Agent or such Bank is a party, (V) to the extent necessary or appropriate for the purposes of protecting, preserving or exercising any rights under the Loan Documents during the continuance of an Event of Default, or (VI) to any actual or prospective assignee of or participant in any or all of such Bank's rights and obligations under the Loan Documents, provided that, prior to the disclosure of any Confidential Information, each such actual or prospective assignee or participant has agreed in writing for the benefit of the Borrower that it will comply with the terms of this Section to the same extent as if it were a Bank;

                    (b) to the extent reasonably practicable, provide the Borrower with prompt notice of any request in a judicial, administrative or governmental proceeding which requires the Administrative Agent, any Co-Agent or any Bank to disclose any Confidential Information so that the Borrower may seek an appropriate protective order; provided, however, that if the Administrative Agent, any Co-Agent or any Bank is, with the advice of counsel, compelled to make immediate or prompt disclosure of any Confidential Information or else stand liable for contempt or other censure or penalty, the Administrative Agent, such Co-Agent or such Bank will not delay disclosure in order to (i) provide the Borrower with the notice to in this paragraph (although the Administrative Agent, such Co-Agent or such Bank will endeavor to provide the Borrower with such prior notice) or (ii) preserve the benefits that the Borrower may realize from a protective order; and

                    (c) in the case of any Bank, any Co-Agent or the Administrative Agent, on or after the date such Bank (including the Administrative Agent and any Co-Agent in its capacity as a
          Bank) ceases to have any Commitments or outstanding Loans or other amounts owing to it hereunder, and in the case of the Agent, ceases to act as Administrative Agent hereunder, upon the Borrower's written request, endeavor to deliver to the Borrower or destroy all Confidential Information in written or tangible form identified in such request and all written or tangible material reflecting any Confidential Information, without retaining any copies, summaries, analyses or extracts thereof, except that none of the Administrative Agent, the Co-Agents and the Banks shall be obligated to deliver or destroy any written or tangible materials, including summaries, analyses and extracts which reflect any Confidential Information or contain any Confidential Information which has been substantially integrated with information not subject to the confidential treatment discussed in this Section so long as the Administrative Agent, such Co-Agent or such Bank continues to keep such materials confidential in accordance with the terms of this Section.

                    Section 9.05. Amendments; Waivers. Any term, covenant, agreement or condition of this Agreement or the Notes may be amended, and any right under this Agreement or the Notes may be waived, if, but only if, such amendment or waiver is in writing and is signed by the Required Banks and, if the rights and duties of the Administrative Agent are affected thereby, by the Administrative Agent and, in the case of an amendment, by the Borrower; provided, however, that no amendment or waiver shall be effective, unless in writing and signed by each Bank affected thereby, to the extent it (i) changes the amount of such Bank's Commitment, (ii) reduces the principal of or the rate of interest on such Bank's Loans or Notes or the facility fees payable to such Bank hereunder, (iii) postpones any date fixed for any payment of principal of or interest on such Bank's Loans or Notes or the facility fees payable to such Bank hereunder or (iv) amends this Section 9.05 or any provision of this Agreement requiring the consent or other action of all of the Banks.
          Unless otherwise specified in such waiver, a waiver of any right under this Agreement or the Notes shall be effective only in the specific instance and for the specific purpose for which given. No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of the Administrative Agent, any Co-Agent or any Bank under this Agreement, the Notes or Applicable Law, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of the Administrative Agent, any Co-Agent or any Bank under this Agreement, the Notes or Applicable Law.

                    Section 9.06. Set-Off; Suspension of Payments and Performance. The Administrative Agent, each Co-Agent and each Bank is hereby authorized by the Borrower, at any time and from time to time, without notice, (a) during any Event of Default, to set off against, and to appropriate and apply to the payment of, the Liabilities of the Borrower under this Agreement and the Notes (whether owing to such Person or to any other Person that is the Administrative Agent, a Co-Agent or a Bank and whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all Liabilities owing by such Person or any of its Affiliates to the Borrower (whether payable in Dollars or any other currency, whether matured or unmatured and, in the case of Liabilities that are deposits, whether general or special, time or demand and however evidenced and whether maintained at a branch or office located within or without the United States) and
          (b) during any Default, to suspend the payment and performance of such Liabilities owing by such Person or its Affiliates and, in the case of Liabilities that are deposits, to return as unpaid for insufficient funds any and all checks and other items drawn against any such deposits.

                    Section 9.07. Sharing of Recoveries. (a) Each Bank agrees that, if, for any reason, including as a result of (i) the exercise of any right of counterclaim, set-off, banker's lien or similar right, (ii) its claim in any applicable bankruptcy, insolvency or other similar law being deemed secured by a Debt owed by it to the Borrower, including a claim deemed secured under section 506 of the Bankruptcy Code, or (iii) the allocation of payments by the Administrative Agent or the Borrower in a manner contrary to the provisions of Section 1.11, such Bank shall receive payment of a proportion of the aggregate amount due and payable to it hereunder as principal or interest or facility fees that is greater than the proportion received by any other Bank in respect of the aggregate of such amounts due and payable to such other Bank hereunder, then the Bank receiving such proportionately greater payment shall purchase participations (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the Loans and the rights of the other Banks hereunder so that all such recoveries with respect to such amounts due and payable hereunder (net of costs of collection) shall be pro rata based on the outstanding Loans held by each Bank prior to its giving effect to such set-off; provided that if all or part of such proportionately greater payment received by the purchasing Bank is thereafter recovered by or on behalf of the Borrower from such Bank, such purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such Bank to the extent of such recovery, but without interest (unless the purchasing Bank is required to pay interest on the amount recovered to the Person recovering such amount, in which case the selling Bank shall be required to pay interest at a like rate). The Borrower expressly consents to the foregoing arrangements and agrees that any holder of a participation in any rights hereunder so purchased or acquired pursuant to this
          Section 9.07(a) shall, with respect to such participation, be entitled to all of the rights of a Bank under Sections 7.02, 7.04, 7.05, 9.02 and 9.06 and may exercise any and all rights of set-off with respect to such participation as fully as though the Borrower were directly indebted to the holder of such participation for Loans in the amount of such participation.

                    (b) Each Bank agrees to exercise any right of counterclaim, set-off, banker's lien or similar right that it may have in respect of the Borrower in a manner so as to apportion the amount subject to such exercise, on a pro rata basis, between
          (i) obligations of the Borrower for amounts subject to the sharing provisions of Section 9.07(a) and (ii) other Liabilities of the Borrower.

                    Section 9.08.  Assignments and Participations.

                    (a) Assignments. The Borrower may not assign any of its rights or obligations under this Agreement or the Notes without the prior written consent of each Bank, and no assignment of any such obligation shall release the Borrower therefrom unless each Bank shall have consented to such release in a writing specifically referring to the obligation from which the Borrower is to be released. No Bank may assign any or all of its rights and obligations under this Agreement and the Notes to any person (other than another Bank) provided that (i) any Bank may assign any or all of its rights under this Agreement and the Notes as security to a Federal Reserve Bank or to an Affiliate of such Bank, and, (ii) with the consent of the Borrower which consent shall not be unreasonably withheld, any Bank may assign any or all of such rights and obligations to one or more commercial banks. Upon request, against receipt of the existing Notes of the assignor Bank, the Borrower shall execute new Notes to the assignee and, in the case of partial assignments, the assignor Bank appropriately reflecting such assignment.

                    (b) Participations. Each Bank may from time to time sell or otherwise grant participations to one or more Eligible Participants in any or all of its rights and obligations under this Agreement and the Notes without the consent of the Borrower; provided, however, that (i) no Bank may grant to any holder of a participation the right to require such Bank to take or omit to take any action hereunder except that a Bank may grant to any such holder the right to require such holder's consent to (A) reduce the principal of or the rate of interest on such Bank's Loans or Notes or the facility fees payable to such Bank hereunder, (B) postpone any date fixed for any payment of principal of or interest on such Bank's Loans or Notes or the facility fees payable to such Bank hereunder or (C) the assignment by the Borrower of any of its rights or obligations under the Loan Documents, (ii) each participation agreement shall provide that the holder of the participation shall be subject to the obligations set forth in Section 9.04 to the same extent as if it were a Bank, and (iii) no such grant of a participation shall relieve any Bank of its obligations hereunder and the Borrower shall be entitled to deal solely with the Banks (and their respective assignees) for all purposes of this Agreement and the Notes.

                    (c) Rights of Assignees and Participants. Each assignee of the rights of any Bank under this Agreement and the Notes, if and to the extent the applicable assignment agreement so provides, (i) shall, with respect to its assignment, be entitled to all of the rights of a Bank and (ii) may exercise any and all rights of set-off or banker's lien with respect thereto. Each assignee of, and each holder of a participation in, the rights of any Bank under this Agreement, if and to the extent the applicable assignment or participation agreement so provides, shall be entitled to all the rights of a Bank under Article 7 (as fully, in the case of a participant, as though it were a Bank); provided, however, that no assignee and no holder of a participation shall be entitled to any amounts that would otherwise be payable to it with respect to its assignment or participation under Section 7.02 unless (x) such amounts are payable in respect of Regulatory Changes that become effective or are implemented or first required or expected to be complied with after the date the applicable assignment or participation agreement was executed or (y) in the case of participations, such amounts would have been payable to the Bank that granted such participation if such participation granted had not been made.

                    Section 9.09. Governing Law. This Agreement and the Notes (including matters relating to the Maximum Permissible
          Rate) shall be construed in accordance with and governed by the law of the State of New York (without giving effect to its conflict of laws principles).

                    Section 9.10. Judicial Proceedings; Waiver of Jury Trial. Any judicial proceeding brought against the Borrower with respect to any Credit Agreement Related Claim may be brought in any court of competent jurisdiction in the City of New York, and, by execution and delivery of this Agreement, the Borrower (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any final, nonappealable judgment rendered thereby in connection with any Credit Agreement Related Claim and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. The Borrower hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of
          Section 9.01(b), and service so made shall be deemed completed on the third Business Day after such service is deposited in the mail. Nothing herein shall affect the right of the Administrative Agent, any Co-Agent, any Bank or any other Indemnified Person to serve process in any other manner permitted by law or shall limit the right of the Administrative Agent, any Co-Agent, any Bank or any other Indemnified Person to bring proceedings against the Borrower in the courts of any other jurisdiction. Any judicial proceeding by the Borrower against the Administrative Agent, any Co-Agent or any Bank involving any Credit Agreement Related Claim shall be brought only in a court located in, in the case of the Administrative Agent, the City and State of New York and, in the case of a Co-Agent or a Bank, the jurisdiction in which such Co-Agent's or Bank's principal United States office is located. THE BORROWER, THE ADMINISTRATIVE AGENT, EACH CO-AGENT AND EACH BANK HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY CREDIT AGREEMENT RELATED CLAIM.

                    Section 9.11. LIMITATION OF LIABILITY. NEITHER THE ADMINISTRATIVE AGENT NOR THE CO-AGENTS NOR THE BANKS NOR ANY OTHER INDEMNIFIED PERSON SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY THE BORROWER IN CONNECTION WITH ANY CREDIT AGREEMENT RELATED CLAIM.

                    Section 9.12. Reference Banks. Each Reference Bank shall furnish to the Administrative Agent timely information for the purpose of determining the CD Rate and the Eurodollar Rate. If any Reference Bank shall notify the Administrative Agent that thenceforth it shall not be able to furnish such information in a timely manner or shall assign all of its Loans or Commitment to a Person that is not an Affiliate of such Reference Bank, the Administrative Agent shall, with the consent of the Required Banks and after consultation with the Borrower, appoint another Bank as a Reference Bank in place of such Reference Bank.

                    Section 9.13. Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Law, the Borrower hereby waives any provision of Applicable Law that renders any provision hereof prohibited or unenforceable in any respect.

                    Section 9.14. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

                    Section 9.15. Survival of Obligations. Except as otherwise expressly provided herein, the rights and obligations of the Borrower, the Administrative Agent, the Banks and the other Indemnified Persons under Sections 1.03, 1.08, 1.09, 1.10 and 1.11 and Articles 8 and 9 shall survive the Repayment Date.

                    Section 9.16. Entire Agreement. This Agreement and the Notes embody the entire agreement among the Borrower, the Administrative Agent, the Co-Agents and the Banks relating to the subject matter hereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

                    Section 9.17. Successors and Assigns. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                    Section 9.18. Nonreliance on Margin Stock. Each Bank represents and warrants to the Borrower that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.


                                     ARTICLE 10

                                   INTERPRETATION


                    Section 10.01. Definitional Provisions. (a) Defined Terms. For the purposes of this Agreement:

                    "Accumulated Funding Deficiency" has the meaning ascribed to that term in Section 302 of ERISA.

                    "Adjusted CD Rate" means, for any Interest Period, a rate per annum equal to the sum (rounded upward, if necessary, to the next higher 1/100 of 1%) of (i) the rate obtained by dividing
          (A) the CD Rate for such Interest Period by (B) a percentage equal to 1 minus the Reserve Requirement in effect from time to time during such Interest Period plus (ii) the Assessment Rate in effect from time to time during such Interest Period.

                    "Adjusted Eurodollar Rate" means, for any Interest Period, a rate per annum (rounded upward, if necessary, to the next higher 1/16 of 1%) equal to the rate obtained by dividing
          (i) the Eurodollar Rate for such Interest Period by (ii) a percentage equal to 1 minus the Reserve Requirement in effect from time to time during such Interest Period.

                    "Administrative Agent" means The First National Bank of Chicago, as agent for the Banks under the Credit Agreement, and any successor Administrative Agent appointed pursuant to Section 8.07.

                    "Affiliate" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person; unless otherwise specified, "Affiliate" means an Affiliate of the Borrower.

                    "Agent's Office" means the address of the Administrative Agent specified in or determined in accordance with the provisions of Section 9.01(b).

                    "Agreement" means this Agreement, including all schedules, annexes and exhibits hereto.

                    "Agreement Date" means the date set forth as such on the last signature page hereof.

                    "Applicable Facility Fee Rate" means, a facility fee on the daily amount of each Bank's Commitment (without regard to usage) for each day from the Agreement Date to the Termination Date at a rate of .225% per annum.

                    "Applicable Law" means, anything in Section 9.09 to the contrary notwithstanding, (i) all applicable common law and principles of equity and (ii) all applicable provisions of all
          (A) constitutions, statutes, rules, regulations and orders of governmental bodies (including, but not limited to, guidelines or policies published or imposed by governmental bodies or other bodies having supervisory authority over the Person subject to such Applicable Law), (B) Governmental Approvals and (C) orders, decisions, judgments and decrees of all courts (whether at law or in equity or admiralty) and arbitrators.

                    "Applicable Margin" means, on the Agreement Date, in the case of Base Rate Loans, 0%, in the case of Eurodollar Rate Loans, .50%, and, in the case of CD Rate Loans, .625%. Thereafter, the Applicable Margin shall be adjusted, such adjustment to be based on the aggregate utilized portion of the Commitments as of any day in accordance with the following schedule:

Applicable Margin             Applicable Margin
  For Base Rate                For Eurodollar              Applicable Margin
      Loans                      Rate Loans                For CD Rate Loans

              Greater                  Greater                  Greater
 33-1/3%      than 33-1/3% 33-1/3%     than 33-1/3% 33-1/3%     than 33-1/3%
 Commitment   Commitment   Commitment  Commitment   Commitment  Commitment
 Utilization  Utilization  Utilization Utilization  Utilization Utilization

   0%          0%           .50%          .75%           .625%        .875%




                    Adjustments to the Applicable Margin, if any, shall be effective, to the extent such adjustment occurs as a result of changes in utilization of the Commitments, on the day such change occurs.

                    "Assessment Rate" means, at any time, the annual rate (rounded upwards, if necessary, to the next higher 1/100th of 1%) then estimated by the Administrative Agent as the net annual assessment rate that will be employed in determining the annual assessment payable by The First National Bank of Chicago to the Federal Deposit Insurance Corporation (or any successor) for insuring domestic Dollar time deposits at such bank.

                    "Bank" means (i) any Person listed on the signature pages hereof following the Administrative Agent or (ii) any successor or assignee of any Bank, including any assignee pursuant to Section 1.13 or Section 9.08(a).

                    "Base Financial Statements" means the most recent, audited, consolidated balance sheet of the Borrower and the Consolidated Subsidiaries referred to in Schedule 5.02(a) and the related statements of income, retained earnings and, as applicable, changes in financial position or cash flows for the fiscal year ended with the date of such balance sheet.

                    "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Rate for such day plus 1/2% per annum.

                    "Base Rate Loan" means any Loan the interest on which is, or is to be, as the context may require, computed on the basis of the Base Rate.

                    "Benefit Plan" means, at any time, any employee benefit plan (other than a Multiemployer Benefit Plan), subject to Title IV of ERISA in respect of which Borrower or any ERISA Affiliate is, or at any time within five years immediately preceding the time in question was, an "Employer" (as defined in Section 3(5) of ERISA).

                    "Borrower" means Kemper Corporation, a Delaware corporation, and its successors and assigns.

                    "Business Day" means any day other than a Saturday, Sunday or other day on which banks in New York City or Chicago are authorized to close.

                    "Capital Security" means, with respect to any Person,
          (i) any share of capital stock of such Person or (ii) any security convertible into, or any option, warrant or other right to acquire, any share of capital stock of such Person.

                    "CD Rate" means, for any Interest Period, the rate per annum determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum determined, respectively, by each Reference Bank to be the prevailing rate per annum (similarly rounded) bid at approximately 9:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing selected by such Reference Bank for the purchase at face value of certificates of deposit of such Reference Bank in the secondary market in an amount comparable to the principal amount of the CD Rate Loan of such Reference Bank to which such Interest Period applies and with a maturity comparable to such Interest Period. If any Reference Bank is unable or otherwise fails to furnish the Administrative Agent with appropriate rate information in a timely manner, the Administrative Agent shall determine the CD Rate based on the rate information furnished by the remaining Reference Banks.

                    "CD Rate Loan" means any Loan, other than a Bid Loan, the interest on which is, or is to be, as the context may require, computed on the basis of the Adjusted CD Rate.

                    "Code" means the Internal Revenue Code of 1986, as amended.

                    "Commitment" of any Bank means (i) the amount set forth opposite such Bank's name under the heading "Commitment" on Annex A, or, in the case of a Bank that becomes a Bank pursuant to an assignment, the amount of the assignor's Commitment assigned to such Bank, in either case as the same may be reduced from time to time pursuant to Section 1.07 or increased or reduced from time to time pursuant to assignments in accordance with Section 9.08(a), or (ii) as the context may require, the obligation of such Bank to make Loans in an aggregate unpaid principal amount not exceeding such amount.

                    "Consolidated Indebtedness" means, at any time, the consolidated Indebtedness of the Borrower and the Consolidated Subsidiaries as of such time, provided that, for purposes of calculation of the covenant set forth in Section 4.13, Consolidated Indebtedness shall not include (i) Indebtedness of Kemper Clearing Corp. incurred in the ordinary course of its clearing business to the extent that assets of Kemper Clearing Corp. have been pledged to secure such Indebtedness pursuant to agreements to pledge or the like in the ordinary course of business, (ii) Real Estate Joint Venture Indebtedness, or Guaranties thereof, of Real Estate Joint Venture Subsidiaries which are not Consolidated Subsidiaries and (iii) Real Estate Joint Venture Indebtedness, or Guaranties thereof, of Real Estate Joint Venture Subsidiaries which are Consolidated Subsidiaries to the extent of the value of the assets securing such Indebtedness or, in the case of any such Guaranty, to the extent of the value of the assets which, upon funding such Guaranty, would either be owned directly or indirectly by the guarantor or would secure the obligations owed to the guarantor as a result of such funding.

                    "Consolidated Net Worth" means, at any time, the consolidated stockholders' equity of the Borrower and the Consolidated Subsidiaries provided that, for purposes of calculating the covenant contained in Section 4.13, Consolidated Net Worth shall exclude (a) the value of all assets of Kemper Clearing Corp. or Real Estate Joint Venture Subsidiaries pledged to secure Indebtedness excluded from Consolidated Indebtedness in accordance with the definition thereof to the extent such value exceeds such secured Indebtedness, (b) the value of all assets pledged to secure collateralized mortgage obligations, collateralized bond obligations or other similar obligations excluded from the definition of "Indebtedness" in an amount equal to such obligations to the extent such value exceeds such obligations and (c) unrealized gain (or loss) on fixed rate securities held as investments by the Borrower or any of its Consolidated Subsidiaries.

                    "Consolidated Subsidiary" means, with respect to any Person at any time, any Subsidiary or other Person the accounts of which would be consolidated with those of such first Person in its consolidated financial statements as of such time; unless otherwise specified, "Consolidated Subsidiary" means a Consolidated Subsidiary of the Borrower.

                    "Contract" means (i) any agreement (whether bi-lateral or uni-lateral or executory or non-executory and whether a Person entitled to rights thereunder is so entitled directly or as a third-party beneficiary), including an indenture, lease or license, (ii) any deed or other instrument of conveyance, (iii) any certificate of incorporation or charter and (iv) any bylaw.

                    "Credit Agreement Related Claim" means any claim (whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with, this Agreement, the Notes or the relationship established hereunder or thereunder, whether such claim arises or is asserted before or after the Agreement Date or before or after the Repayment Date.

                    "Debt" means any Liability that constitutes "debt" or "Debt" under section 101(11) of the Bankruptcy Code or under the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any analogous Applicable Law.

                    "Default" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.
                    "Dollars" and the sign "$" mean lawful money of the United States of America.

                    "Domestic Lending Office" of any Bank means (i) the branch or office of such Bank set forth below such Bank's name under the heading "Domestic Lending Office" on Annex A or, in the case of a Bank that becomes a Bank pursuant to an assignment, the branch or office of such Bank designated by such assignee Bank in a notice entitled "Domestic Lending Office" given to the Borrower and the Administrative Agent with respect to such assignment or

          (ii) such other branch or office of such Bank designated by such Bank from time to time as the branch or office at which its Domestic Rate Loans are to be made or maintained. Each Bank may from time to time designate separate Domestic Lending Offices for its Base Rate Loans and CD Rate Loans, in which case all references to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such Offices, as the context may require.

                    "Domestic Note" means any promissory note in the form of Exhibit A-1.

                    "Domestic Rate Loan" means any CD Rate Loan or Base
          Rate Loan.

                    "EBIT" means, for any period, the net income or loss from continuing operations of the Borrower and its Consolidated Subsidiaries for such period as reflected in the Borrower's consolidating statements of income as required by Sections 5.01(a)(i) and 5.01(b)(i), from the operations reflected in the segments designated, as of June 30, 1993, "Asset Management," "Securities Brokerage" and "Corporate and Other," plus, to the extent deducted in determining such net income or loss, (i) federal income tax expense, (ii) interest expense of the Borrower and Kemper Financial Companies, Inc. (in each case, on an unconsolidated basis but excluding intercompany items between the Borrower and its Subsidiaries) and (iii) any special mention litigation or restructuring charges of Kemper Securities, Inc. taken during such period.

                    "Eligible Participant" means (i) any commercial bank, savings and loan institution or savings bank organized under the laws of the United States, or any State thereof, (ii) any commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, provided that such bank is acting through a branch, agency or Affiliate located in the country in which it is organized or another country that is also a member of the OECD,
          (iii) the central bank of any country that is a member of the OECD or (iv) any other financial institution of recognized standing other than an insurance company, pension fund or mutual fund except to the extent the Borrower has consented to such insurance company, pension fund or mutual fund.

                    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                    "ERISA Affiliate" means any Person, including a Subsidiary or other Affiliate, that is a member of any group of organizations within the meaning of Code Sections 414(b), (c),
          (m) or (o) of which the Borrower is a member.

                    "Eurodollar Business Day" means any Business Day on which dealings in Dollar deposits are carried on in the London interbank market and on which commercial banks are open for domestic and international business (including dealings in Dollar deposits) in London, England.

                    "Eurodollar Lending Office" of any Bank means (i) the branch or office of such Bank set forth below such Bank's name under the heading "Eurodollar Lending Office" on Annex A or, in the case of a Bank that becomes a Bank pursuant to an assignment, the branch or office of such Bank designated by such assignee Bank in a notice entitled "Eurodollar Lending Office" in the Notice of Assignment given to the Borrower with respect to such assignment or (ii) such other branch or office of such Bank designated by such Bank from time to time as the branch or office at which its Eurodollar Rate Loans are to be made or maintained.

                    "Eurodollar Note" means any promissory note in the form of Exhibit A-2.

                    "Eurodollar Rate" means, for any Interest Period, the rate per annum determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the rates per annum determined, respectively, by each Reference Bank to be the rate at which such Reference Bank offered or would have offered to place with first-class banks in the London interbank market deposits in Dollars in amounts comparable to the Eurodollar Rate Loan of such Reference Bank to which such Interest Period applies, for a period equal to such Interest Period, at 11:00 a.m. (London time) on the second Eurodollar Business Day before the first day of such Interest Period. If any Reference Bank is unable or otherwise fails to furnish the Administrative Agent with appropriate rate information in a timely manner, the Administrative Agent shall determine the Eurodollar Rate based on the rate information furnished by the remaining Reference Banks.

                    "Eurodollar Rate Loan" means any Loan the interest on which is, or is to be, as the context may require, computed on the basis of the Adjusted Eurodollar Rate.
                    "Event of Default" means any of the events specified in
          Section 6.01.

                    "Extension Date" has the meaning set forth in Section
          1.01.

                    "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (similarly rounded) quoted to The First National Bank of Chicago on such day on such transactions as determined by the Administrative Agent.

                    "Fixed Rate Loan" means any CD Rate Loan or Eurodollar Rate Loan.

                    "Generally Accepted Accounting Principles" means (i) in the case of the Base Financial Statements, generally accepted accounting principles at the time of the issuance of the Base Financial Statements, and (ii) in all other cases, the accounting principles followed in the preparation of the Base Financial Statements.

                    "Governmental Approval" means any authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to, any governmental unit.

                    "Guaranty" of any Person means any obligation, contingent or otherwise, of such Person (i) to pay any Liability of any other Person or to otherwise protect, or having the practical effect of protecting, the holder of any such Liability against loss (whether such obligation arises by virtue of such Person being a partner of a partnership or participant in a joint venture or by agreement to pay, to keep well, to purchase assets, goods, securities or services or to take or pay, or otherwise) or
          (ii) incurred in connection with the issuance by a third Person of a Guaranty of any Liability of any other Person (whether such obligation arises by agreement to reimburse or indemnify such third Person or otherwise). The word "Guarantee" when used as a verb has the correlative meaning.

                    "Indebtedness" of any Person means (whether, in each case, such obligation is with full or limited recourse) (i) any obligation of such Person for borrowed money, (ii) any obligation of such Person evidenced by a bond, debenture, note or other similar instrument, (iii) any obligation of such Person to pay the deferred purchase price of property or services, except a trade account payable that arises in the ordinary course of business but only if and so long as the same is payable on customary trade terms, (iv) any obligation of such Person as lessee under a capital lease, (v) any Mandatorily Redeemable Stock of such Person owned by any Person other than such Person or an Indebtedness-Free Subsidiary of such Person (the amount of such Mandatorily Redeemable Stock to be determined for this purpose as the higher of the liquidation preference of and the amount payable upon redemption of such Mandatorily Redeemable Stock), (vi) any obligation of such Person to purchase securities or other property that arises out of or in connection with the sale of the same or substantially similar securities or property, provided, that for the purpose of calculating compliance with
          Section 4.13, Indebtedness of the type set forth in this clause
          (vi) shall only be included to the extent such Indebtedness exceeds the fair market value of the securities or other property required to be so purchased, (vii) any non-contingent obligation of such Person to reimburse any other Person in respect of amounts paid under a letter of credit or other Guaranty issued by such other Person, to the extent that such reimbursement obligation remains outstanding after it becomes non-contingent,
          (viii) any obligation with respect to an interest rate or currency swap or similar obligation obligating such Person to make payments, whether periodically or upon the happening of a contingency, except that if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount thereof, (ix) any Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien (other than Liens incurred in the ordinary course of business in connection with securities lending activities) on any asset of such Person, and (x) Indebtedness of others Guaranteed by such Person, provided, that if Indebtedness of the type set forth in this clause (x) is undertaken in connection with an acquisition, disposition, restructuring or refinancing of assets, stock or other property by the Borrower or any of its Subsidiaries, such Indebtedness shall be included for the purposes of calculating compliance with Section 4.13 only to the extent such Indebtedness exceeds the sum of the value of the assets, stock or other property, directly or indirectly, securing such Indebtedness and any reserve maintained in connection with such assets, stock or other property; provided, that, the term "Indebtedness" shall not include (a) nonrecourse collateralized mortgage obligations, nonrecourse collateralized bond obligations or similar nonrecourse collateralized obligations or (b) letters of credit or bonds or similar instruments issued in the normal course of business by the Borrower or any Subsidiary guaranteeing Indebtedness of third parties except to the extent the obligation under any such instrument has become non-contingent.

                    "Indebtedness-Free Subsidiary" means any wholly owned Subsidiary that has no Indebtedness other than the Loans and Indebtedness owing to the Borrower or another Indebtedness-Free Subsidiary.

                    "Indemnified Person" means any Person that is, or at any time was, the Administrative Agent, a Co-Agent, a Bank, an Affiliate of the Administrative Agent, a Co-Agent or a Bank or a director, officer, employee or agent of any such Person.

                    "Information" means written data, certificates, reports, statements (including financial statements), opinions of counsel, documents and other information.

                    "Intellectual Property" means (i) (A) patents and patent rights, (B) trademarks, trademark rights, trade names, trade name rights, corporate names, business names, trade styles, service marks, logos and general intangibles of like nature and
          (C) copyrights, in each case whether registered, unregistered or under pending registration and, in the case of any such that are registered or under pending registration, whether registered or under pending registration under the laws of the United States or any other country, (ii) reissues, continuations, continuations-in-part and extensions of any Intellectual Property referred to in clause (i), and (iii) rights relating to any Intellectual Property referred to in clause (i) or (ii), including rights under applications (whether pending under the laws of the United States or any other country) or licenses relating thereto.

                    "Interest Expense" means, with respect to any period, the aggregate interest expense of the Borrower and Kemper Financial Companies, Inc. (in each case, on an unconsolidated basis but excluding intercompany items between the Borrower and its Subsidiaries) during such period plus an amount equal to (x) the aggregate amount of dividends paid during such period by the Borrower on its preferred stock divided by (y) a percentage equal to 1 minus the maximum federal income tax rate applicable to the Borrower during such period.

                    "Interest Payment Date" means the last day of March, June, September and December of each year.

                    "Interest Period" means a period commencing, in the case of the first Interest Period applicable to a Fixed Rate Loan, on the date of the making of, or conversion into, such Loan, and, in the case of each subsequent, successive Interest Period applicable thereto, on the last day of the immediately preceding Interest Period, and ending, depending on the Type of Loan, in the case of Eurodollar Interest Periods, on the same day in the first, second, third, sixth or, if available from all of the Banks, in their discretion, ninth or twelfth calendar month thereafter, and, in the case of CD Interest Periods, on the day 30, 60, 90, 180 or, if available from all of the Banks, in their discretion, 270 or 360 days thereafter, except that (i) any Interest Period that would otherwise end on a day that is not a Business Day or, in the case of a Eurodollar Interest Period or a CD Interest Period for CD Rate Loans being converted into Eurodollar Rate Loans, a Eurodollar Business Day shall be extended to the next succeeding Business Day or Eurodollar Business Day, as the case may be, unless, in the case of a Eurodollar Interest Period, such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day and (ii) any Eurodollar Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period ends) shall end on the last Eurodollar Business Day of a calendar month. "CD Interest Period" and "Eurodollar Interest Period" mean, respectively, an Interest Period applicable to a CD Rate Loan and a Eurodollar Rate Loan.

                    "Lending Office" of any Bank means the Domestic Lending Office or the Eurodollar Lending Office of such Bank.

                    "Liability" of any Person means (in each case whether with full or limited recourse) any indebtedness, liability, obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon, such Person or any of its assets, of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether arising under Contract, Applicable Law, or otherwise, now existing or hereafter arising, and whether or not (i) for the payment of money or the performance or non-performance of any act or (ii) an allowable claim under the Bankruptcy Code, and includes any Indebtedness or Debt of such Person.

                    "Lien" means, with respect to any property or asset (or any income or profits therefrom) of any Person (in each case whether the same is consensual or nonconsensual or arises by Contract, operation of law, legal process or otherwise) (i) any mortgage, lien, pledge, attachment, levy or other security interest of any kind thereupon or in respect thereof or (ii) any other arrangement, express or implied, under which the same is subordinated, transferred, sequestered or otherwise identified so as to subject the same to, or make the same available for, the payment or performance of any Liability in priority to the payment of the ordinary, unsecured creditors of such Person. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                    "Loan" means any advance made pursuant to Section
          1.01(a).

                    "Long Term Commitment" means a Commitment as such term is defined in the Long Term Facility.

                    "Long Term Facility" means the Credit Agreement dated as of November 1, 1993 among the parties hereto which agreement provides for a commitment from the Banks thereunder to make advances during a period commencing on the Agreement Date and ending on the Maturity Date.

                    "Long Term Loan" means a Loan as such term is defined in the Long Term Facility.

                    "Mandatorily Redeemable Stock" means, with respect to any Person, any share of such Person's capital stock to the extent that it is (i) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into any Indebtedness or other Liability of such Person, (A) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (B) at the option of any Person other than such Person or (C) upon the occurrence of a condition not solely within the control of such Person, such as a redemption required to be made out of future earnings or (ii) convertible into Mandatorily Redeemable Stock; provided that Mandatorily Redeemable Stock shall not include (i) Kemper Financial Companies, Inc., Class B Common Stock (in a maximum aggregate amount not exceeding $40,000,000) or (ii) Kemper Financial Companies, Inc. Convertible Preferred Stock; provided further that any stock excluded by the preceding proviso shall be excluded from the calculation of the equity of such Person.

                    "Margin Stock" means "margin stock" as defined in Regulation U.

                    "Materially Adverse Effect" means (i) with respect to any Person, an effect that would result in a material adverse change from the perspective of a lender under a credit facility substantially similar to that provided for under this Agreement in any of such Person's business, assets, Liabilities, financial condition, results of operations or business prospects, (ii) with respect to a group of Persons "taken as a whole", an effect that would result in a material adverse change from the perspective of a lender under a credit facility substantially similar to that provided for under this Agreement in any of such Persons' business, assets, Liabilities, financial conditions, results of operations or business prospects taken as a whole on, where appropriate, a consolidated basis in accordance with Generally Accepted Accounting Principles but, in any case, with respect to the Borrower and the Restricted Subsidiaries taken as a whole, excluding all other Subsidiaries and (iii) with respect to this Agreement and the Notes, any adverse effect, WHETHER OR NOT MATERIAL, on the binding nature, validity or enforceability thereof as obligations of the Borrower.

                    "Maturity Date" means November 1, 1996.

                    "Maximum Permissible Rate" means, with respect to interest payable on any amount, the rate of interest on such amount that, if exceeded, could, under Applicable Law, result in
          (i) civil or criminal penalties being imposed on the payee or
          (ii) the payee's being unable to enforce payment of (or, if collected, to retain) all or any part of such amount or the interest payable thereon.

                    "Multiemployer Benefit Plan" means any employee benefit plan that is a multiemployer plan as defined in Section
          4001(a)(3) of ERISA.

                    "Note" means any Domestic Note or Eurodollar Note.

                    "PBGC" means the Pension Benefit Guaranty Corporation.

                    "Permitted Guaranty" means any Guaranty that is (i) an endorsement of a check for collection in the ordinary course of business, (ii) a Guaranty of and only of the obligations of the Borrower under this Agreement and the Notes, (iii) a Guaranty of Liabilities of the Borrower or any of its Subsidiaries, a Trust or a partnership in which the Borrower or any of its Restricted Subsidiaries is a general partner but only to the extent that such Guaranty Guarantees Liabilities of such partnership and not Liabilities of any of the partners to such partnership other than the Borrower or any of its Restricted Subsidiaries (iv) an obligation undertaken in connection with employees' Indebtedness incurred to finance the purchase of certain Floating Rate Convertible Subordinated Debentures of Kemper Financial Companies, Inc. in the ordinary course of business, (v) an obligation to redeem or purchase, as applicable, Kemper Financial Companies, Inc. Class B Common Stock or Convertible Preferred Stock, (vi) Guaranties constituting commitments to refinance Indebtedness owed by any Subsidiary or Trust (so long as such Indebtedness is included in the calculation of Consolidated Indebtedness for purposes of Section 4.13), (vii) any policy of insurance issued by or similar financial commitment made by any Subsidiary which is an insurance company in the ordinary course of business, (viii) an obligation undertaken in connection with an acquisition, disposition, restructuring or refinancing of assets, stock or other property, including, without limitation, any obligation, or any extension, renewal or modification of any obligation, to credit enhance or purchase Indebtedness to which such assets, stock or other property being restructured, refinanced, acquired or disposed of is subject, (ix) Guaranties issued in the ordinary course of business with respect to a financial services product, (x) an obligation undertaken in connection with self-insurance or similar arrangements, (xi) a commitment to purchase or sell securities in the ordinary course of business or a Guaranty thereof, (xii) a Real Estate Joint Venture Commitment or a Guaranty thereof, (xiii) Guaranties of any Subsidiary existing on the date such Subsidiary is designated a Restricted Subsidiary in accordance with the definition of "Restricted Subsidiary", (xiv) a Guarantee of real estate leases of the Borrower or any Subsidiary, (xv) a bond, letter of credit, or similar instrument issued by the Borrower, or a Guaranty of a bond or similar instrument, in an amount not to exceed $137,400,000, plus interest and costs payable in connection with the following described judgment, required to stay any proceeding to enforce or execute the judgment entered in April 20, 1992 in Conticommodity Services, Inc. v. Prescott Ball & Turben, Inc., Civil Action No. H-9181 in the U.S. District Court for the Southern District of Texas, Houston Division or any modification or amendment of such judgment or any other judgment entered in such proceeding or in connection with any settlement of any such judgment, (xvi) a bond or similar instrument issued by the Borrower, or a Guaranty of a bond or similar instrument, in an amount not to exceed the amount of any judgment entered in connection with the following described litigation, plus interest and costs payable in connection therewith, required to stay any proceeding to enforce or execute any judgment entered in In Re Melridge, Inc. Securities Litigation, in the U.S. District Court for the District of Oregon, or any modification or amendment of any such judgment or any other judgment entered in such proceeding or in connection with any settlement of any such judgment, and (xvii) other Guaranties of Liabilities which, together with the aggregate amount of Liabilities secured by Liens permitted under clause (xiii) of the definition of Permitted Liens, does not exceed $25,000,000.

                    "Permitted Lien" means: (i) a Lien securing and only securing the obligations of the Borrower under this Agreement and the Notes; (ii) any Lien securing a tax, assessment or other governmental charge or levy or the claim of a materialman, mechanic, carrier, warehouseman or landlord for labor, materials, supplies or rentals incurred in the ordinary course of business, but only if payment thereof shall not at the time be required to be made in accordance with Section 4.01(e) and foreclosure, distraint, sale or other similar proceedings shall not have been commenced; (iii) any Lien on the properties and assets of a Subsidiary of the Borrower securing an obligation owing to the Borrower or a Restricted Subsidiary; (iv) any Lien consisting of a deposit or pledge made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance or similar legislation; (v) any Lien arising pursuant to an order of attachment, distraint or similar legal process arising in connection with legal proceedings, but only if and so long as the execution or other enforcement thereof is not unstayed for more than 30 days; (vi) any Lien existing on (A) any property or asset of any Person at the time such Person becomes a Subsidiary or (B) any property or asset at the time such property or asset is acquired by the Borrower or a Subsidiary, but only, in the case of either (A) or (B), if and so long as (1) such Lien was not created in contemplation of such Person becoming a Subsidiary or such property or asset being acquired, (2) such Lien is and will remain confined to the property or asset subject to it at the time such Person becomes a Subsidiary or such property or asset is acquired and to fixed improvements thereafter erected on such property or asset, (3) such Lien secures only the obligation secured thereby at the time such Person becomes a Subsidiary or such property or asset is acquired and (4) the obligation secured by such Lien is not in default; (vii) any Lien in existence on the Agreement Date to the extent set forth on Schedule 4.05, but only, in the case of each such Lien, to the extent it secures an obligation outstanding on the Agreement Date to the extent set forth on such Schedule; (viii) any Lien securing Purchase Money Indebtedness but only if, in the case of each such Lien, (A) such Lien shall at all times be confined solely to the property or asset the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien and to fixed improvements thereafter erected on such property or asset and (B) such Lien attached to such property or asset within 30 days of the acquisition of such property or asset; (ix) in the case of any Subsidiary which is an insurance company, Liens on such Subsidiary's securities portfolio arising out of such Subsidiary's ordinary course of business with securities brokers; (x) Liens in connection with repurchase agreements entered into in the ordinary course of business; (xi) Liens on the assets of Kemper Clearing Corp. in connection with Indebtedness incurred in the ordinary course of business of Kemper Clearing Corp.; (xii) Liens incurred in the ordinary course of business in connection with securities lending activities; (xiii) other Liens on assets securing Liabilities which, together with the aggregate amount of Indebtedness Guaranteed by Guaranties permitted by clause (xv) of the definition of Permitted Guaranties does not exceed $25,000,000; or (xiv) any Lien constituting a renewal, extension or replacement of a Lien constituting a Permitted Lien by virtue of clause (vi), (vii), (viii), (ix), (x), (xi) or (xii) of this definition, but only if (A) at the time such Lien is granted and immediately after giving effect thereto, no Default would exist,
          (B) such Lien is limited to all or a part of the property or asset that was subject to the Lien so renewed, extended or replaced and to fixed improvements thereafter erected on such property or asset, (C) the principal amount of the obligations secured by such Lien does not exceed the principal amount of the obligations secured by the Lien so renewed, extended or replaced and (D) the obligations secured by such Lien bear interest at a rate per annum not exceeding the rate borne by the obligations secured by the Lien so renewed, extended or replaced except for any increase that is commercially reasonable at the time of such increase; or (xiv) any Lien on Margin Stock if, at the time such Lien is created, such Margin Stock constitutes Unrestricted Margin Stock; or (xv) any Lien against any right, title or interest of the Borrower or any of its Restricted Subsidiaries in or to any assets, stock or other property received from a third party as consideration in exchange for any assets, stock or other property of the Borrower or any of its Restricted Subsidiaries sold, assigned or otherwise conveyed to such third party.

                    "Permitted Restrictive Covenant" means (i) any covenant or restriction contained in this Agreement, (ii) any covenant or restriction binding upon any Person at the time such Person becomes a Subsidiary of the Borrower if the same is not created in contemplation thereof, (iii) any covenant or restriction of the type contained in Section 4.05 that is contained in any Contract evidencing or providing for the creation of or concerning Purchase Money Indebtedness, (iv) any covenant or restriction limiting the ability of (A) a general partner to transfer or dispose of its interest in a general partnership or
          (B) a limited or general partner to transfer or dispose of its interest in a limited partnership, (v) any covenant or restriction limiting the transfer or disposition of assets where the disposition of such assets is restricted by Federal or state securities law or other laws applicable of assets of that class or type, (vi) any covenant or restriction described in Schedule 4.11, but only to the extent such covenant or restriction is there identified by specific reference to the provision of the Contract in which such covenant or restriction is contained, or
          (vii) any covenant or restriction that (A) is not more burdensome than an existing Permitted Restrictive Covenant that is such by virtue of clause (ii), (iii), (iv), (v), (vi) or (vii), (B) is contained in a Contract constituting a renewal, extension or replacement of the Contract in which such existing Permitted Restrictive Covenant is contained and (C) is binding only on the Person or Persons bound by such existing Permitted Restrictive Covenant.

                    "Person" means any individual, sole proprietorship, corporation, partnership, trust, unincorporated organization, mutual company, joint stock company, estate, union, employee organization, government or any agency or political subdivision thereof or, for the purpose of the definition of "ERISA Affiliate", any trade or business.

                    "Post-Default Rate" means the rate otherwise applicable under Section 1.04(a) plus 2%.

                    "Premises" means any real property (i) to which the Borrower or any of its Subsidiaries holds title or (ii) of which the Borrower or any of its Subsidiaries is the lessee.

                    "Prime Rate" means, at any time, the rate of interest publicly announced from time to time by The First National Bank of Chicago as its "corporate base rate" (which rate may not be such bank's lowest rate of interest).

                    "Prohibited Transaction" means any transaction that is prohibited under Code Section 4975 or ERISA Section 406 and not exempt under Code Section 4975 or ERISA Section 408.

                    "Proposed Bank" has the meaning set forth in Section
          1.12.

                    "Purchase Money Indebtedness" means (i) Indebtedness of the Borrower or any Restricted Subsidiary that is incurred to finance part or all of (but not more than) the purchase price of a tangible asset, provided that (A) neither the Borrower nor any Subsidiary had at any time prior to such purchase any interest in such asset other than a security interest or an interest as lessee under an operating lease and (B) such Indebtedness is incurred within 30 days after such purchase, or (ii) Indebtedness that (A) constitutes a renewal, extension or refunding of, but not an increase in the principal amount of, Purchase Money Indebtedness that is such by virtue of clause (i) or (ii) and (B) bears interest at a rate per annum that is commercially reasonable at the time such Indebtedness is incurred.

                    "Real Estate Joint Venture Commitment" means a Guaranty in the ordinary course of business of the guarantor of Real Estate Joint Venture Indebtedness with respect to which Guaranty the guarantor has no presently due and unpaid payment obligation.

                    "Real Estate Joint Venture Indebtedness" means, at any time, Indebtedness of Real Estate Joint Venture Subsidiaries incurred in the ordinary course of business whether or not Guaranteed by the Borrower or any of its Subsidiaries.

                    "Real Estate Joint Venture Subsidiary" means any entity
          (i) which is engaged primarily in the business of acquiring, developing and/or owning real property and (ii) at least 50% of the equity ownership interest of which, in the aggregate, is owned directly or indirectly, or, upon the exercise of options or other rights to acquire equity ownership interests, would be owned directly or indirectly, by the Borrower and/or Subsidiaries of the Borrower.

                    "Reference Banks" means Credit Suisse, The First National Bank of Chicago, The Bank of New York, Continental Bank N.A. and Bank of Montreal, and any replacement Reference Bank appointed pursuant to Section 9.12.

                    "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System and any successor regulation.

                    "Regulation U" means Regulation U issued by the Board of Governors of the Federal Reserve System (12 CFR 221.1 et seq.) and any successor Regulation.

                    "Regulatory Change" means any Applicable Law, interpretation, directive, request or guideline (whether or not having the force of law), or any change therein or in the administration or enforcement thereof, that becomes effective or is implemented or first required or expected to be complied with after the Agreement Date, whether the same is (i) the result of an enactment by a government or any agency or political subdivision thereof, a determination of a court or regulatory authority, or otherwise or (ii) enacted, adopted, issued or proposed before or after the Agreement Date, including any such that imposes, increases or modifies any Tax, reserve requirement, insurance charge, special deposit requirement, assessment or capital adequacy requirement, but excluding any such that imposes, increases or modifies any income or franchise tax imposed upon a Bank by any jurisdiction (or any political subdivision thereof) in which such Bank or any of its Lending Offices is located.

                    "Removal Date" has the meaning set forth in Section
          1.12.

                    "Repayment Date" means the later of (i) the termination of the Commitments of all of the Banks (whether as a result of the occurrence of the Maturity Date, reduction to zero pursuant to Section 1.07, termination pursuant to Section 6.02 or otherwise) and (ii) the payment in full of the Loans and all other amounts payable or accrued hereunder.

                    "Reportable Event" means, with respect to any Benefit Plan maintained by Borrower or any ERISA Affiliate, (i) the occurrence of any of the events set forth in ERISA Section 4043(b) (other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations), or the regulations thereunder with respect to such Benefit Plan, (ii) the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4063 of ERISA as a result of the withdrawal of Borrower or any ERISA Affiliate from any Benefit Plan during a plan year in which it is a "substantial employer" as defined in Section 4001(a)(2) of ERISA, including a cessation of operations that is treated as a withdrawal by a "substantial employer" under Section 4068(f) of ERISA, (iii) any event requiring the Borrower or any ERISA Affiliate to provide security to such Benefit Plan under Code Section 401(a)(29) or
          (iv) any failure by Borrower or any ERISA Affiliate to make a payment required by Code Section 412(m) with respect to such Benefit Plan.

                    "Representation and Warranty" means any representation or warranty made pursuant to or under (i) Section 2.02, Article 3, Section 5.02 or any other provision of this Agreement or (ii) any amendment to, or waiver of rights under, this Agreement, WHETHER OR NOT, IN THE CASE OF ANY REPRESENTATION OR WARRANTY REFERRED TO IN CLAUSE (i) OR (ii) OF THIS DEFINITION (EXCEPT, IN EACH CASE, TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED), THE INFORMATION THAT IS THE SUBJECT MATTER THEREOF IS WITHIN THE KNOWLEDGE OF THE BORROWER.

                    "Required Banks" means, at any time, Banks having more than 66 2/3% of the aggregate amount of the Commitments of the Banks.

                    "Reserve Requirement" means, at any time, the then current maximum rate for which reserves (including any marginal, supplemental or emergency reserve) are required to be maintained under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding five billion Dollars against (i) in the case of a CD Rate Loan, negotiable certificates of deposit in an amount of $100,000 or more with a term comparable to the Interest Period applicable to such Loan and (ii) in the case of a Eurodollar Rate Loan, "Eurocurrency liabilities", as that term is used in Regulation D. The Adjusted CD and Adjusted Eurodollar Rates shall be adjusted automatically on and as of the effective date of any change in the applicable Reserve Requirement.

                    "Restricted Subsidiary" means those Subsidiaries set forth on Schedule 3.02, as such Schedule may be amended, modified or replaced by the Borrower with the consent of the Administrative Agent and the Banks from time to time; provided, that, Kemper Financial Services, Inc., or any successor to substantially all of the asset management business of Kemper Financial Services, Inc. as conducted on the Agreement Date, at all times shall be a Restricted Subsidiary; and, provided, further, that if the Consolidated Net Worth less an amount equal to the aggregate amount of Borrower's and the Restricted Subsidiaries' equity in Unrestricted Subsidiaries at any time is less than 80% of the Consolidated Net Worth, the Required Banks may, by notice from the Administrative Agent to the Borrower, designate one or more other Subsidiaries as "Restricted Subsidiaries", solely to the extent necessary, such that, after giving effect to such designation, the Consolidated Net Worth less an amount equal to the aggregate amount of Borrower's and the Restricted Subsidiaries' equity in Unrestricted Subsidiaries is equal to at least 80% of the Consolidated Net Worth; provided, further, however, that, in making any such designation, the

          Required Banks shall, to the extent possible, designate
          Subsidiaries which would not, solely as a result of such designation, cause the Borrower and the Restricted Subsidiaries to be out of compliance with the terms and provisions of this Agreement.

                    "Subsidiary" means, with respect to any Person, any other Person (i) the securities of which having ordinary voting power to elect a majority of the board of directors (or other persons having similar functions) or (ii) other ownership interests which ordinarily constitute a majority voting interest, are at the time, directly or indirectly, owned or controlled by such first Person, or by one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries; unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

                    "Substituted Bank" has the meaning set forth in
          Section 1.13.

                    "Trust" means, a Person that is a trust or a pooled entity in which the Borrower and its Subsidiaries own a majority of the certificates or other securities evidencing a beneficial interest in such Person.

                    "Tax" means any Federal, State or foreign tax, assessment or other governmental charge or levy (including any withholding tax) upon a Person or upon its assets, revenues, income or profits.

                    "Termination Date", with respect to any Bank, shall mean the date as determined in accordance with Section 1.01.

                    "Termination Event" means, with respect to any Benefit Plan maintained by Borrower or any ERISA Affiliate, (i) any Reportable Event with respect to such Benefit Plan, (ii) the provision by Borrower or any ERISA Affiliate of a notice of intent to terminate such Benefit Plan in a distress termination under ERISA Section 4041(c), (iii) the institution of proceedings to terminate such Benefit Plan under ERISA Section 4042 or (iv) the appointment of a trustee to administer such Benefit Plan under ERISA Section 4042, provided that a Termination Event shall not include any of the events specified on Schedule 10.01.

                    "Total Commitment" means, as to any Bank, the sum of its Commitment and Long Term Commitment, and, as to all of the Banks, the aggregate sum of all Banks' Commitments and Long Term Commitments.

                    "Trust" means, a Person that is a trust or a pooled entity in which the Borrower and its Subsidiaries own a majority of the certificates or other securities evidencing a beneficial interest in such Person.

                    "Type" means, with respect to Loans, any of the following, each of which shall be deemed to be a different "Type" of Loan: Base Rate Loans, CD Rate Loans having a 30-day Interest Period, CD Rate Loans having a 60-day Interest Period, CD Rate Loans having a 90-day Interest Period, CD Rate Loans having a 180-day Interest Period, CD Rate Loans having a 270-day Interest

          Period, CD Rate Loans having a 360-day Interest Period, Eurodollar Rate Loans having a one-month Interest Period, Eurodollar Rate Loans having a two-month Interest Period, Eurodollar Rate Loans having a three-month Interest Period, Eurodollar Rate Loans having a six-month Interest Period, Eurodollar Rate Loans having a nine-month Interest Period and Eurodollar Rate Loans having a twelve-month Interest Period. Any CD Rate Loan or Eurodollar Rate Loan having an Interest Period with a duration that differs from the duration specified for a Type of CD Rate Loan or Eurodollar Rate Loan, as the case may be, listed above solely as a result of the operation of clauses (i) and (ii) of the definition of "Interest Period" shall be deemed to be a Loan of such above-listed Type notwithstanding such difference in duration of Interest Periods.

                    "Unfunded Benefit Liabilities" means, with respect to any Benefit Plan at any time, the amount of unfunded benefit liabilities of such Benefit Plan at such time as determined under ERISA Section 4001(a)(18).

                    "Unrestricted Margin Stock" means, at any time, any Margin Stock having an aggregate value at such time not exceeding the Unrestricted Margin Stock Amount at such time; provided that
          (i) if, at any time, any shares of Margin Stock are subject to Liens securing obligations owing to Persons other than the Banks but the aggregate value of such encumbered shares is less than the Unrestricted Margin Stock Amount, then "Unrestricted Margin Stock" means, at such time, (A) such encumbered shares and (B) any other shares of Margin Stock having an aggregate value equal to the amount by which the Unrestricted Margin Stock Amount exceeds the aggregate value of such encumbered shares and (ii) if, at any time, the aggregate value of Margin Stock subject to Liens securing obligations owing to Persons other than the Banks exceeds the Unrestricted Margin Stock Amount, then "Unrestricted Margin Stock" means, at such time, any such encumbered shares having an aggregate value not exceeding the Unrestricted Margin Stock Amount.

                    "Unrestricted Margin Stock Amount" means, at any time, the minimum aggregate value of Margin Stock that must not be subject to the covenants set forth in Section 4.05 or 4.07 at such time so that (i) the aggregate value of Margin Stock that is subject to the covenants set forth in Section 4.05 or 4.07 at such time does not exceed (ii) 25% of the aggregate value of assets (excluding intercompany items) of the Borrower and its Subsidiaries that are subject to the covenants set forth in
          Section 4.05 or 4.07 at such time.

                    "Unrestricted Subsidiary" means each Subsidiary of the Borrower which is not a Restricted Subsidiary.

                    (b) Other Definitional Provisions. (i) Except as otherwise specified herein, all references herein (A) to any Person shall be deemed to include such Person's successors and assigns, (B) to any Applicable Law defined or referred to herein shall be deemed references to such Applicable Law as the same may have been or may be amended or supplemented from time to time and
          (C) to this Agreement, any Note or any Contract defined or referred to herein shall be deemed references to this Agreement, such Note or such Contract (and, in the case of any Note or other instrument, any instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time.

                         (ii)  When used in this Agreement, the words
          "herein", "hereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Article", "Section", "Annex", "Schedule" and "Exhibit" shall refer to Articles and Sections of, and Annexes, Schedules and Exhibits to, this Agreement unless otherwise specified.

                         (iii)  Whenever the context so requires, the
          neuter gender includes the masculine or feminine, the masculine gender includes the feminine, and the singular number includes the plural, and vice versa.

                         (iv)  Any item or list of items set forth
          following the word "including", "include" or "includes" is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are "included", such item or items are in such category, and shall not be construed as indicating that the types of items in the category in which such item or items are "included" are limited to such items or to items similar to such items.

                         (v) Except as otherwise specified therein, all terms defined in this Agreement shall have the meanings herein ascribed to them when used in the Notes or any certificate, opinion or other document delivered pursuant hereto.

                    Section 10.02. Accounting Matters. Unless otherwise specified herein, all accounting determinations hereunder and all computations utilized by the Borrower in complying with the covenants contained herein shall be made, all accounting terms used herein shall be interpreted, and all financial statements required to be delivered hereunder shall be prepared, in accordance with Generally Accepted Accounting Principles, except, in the case of such financial statements other than the Base Financial Statements for changes therein or therefrom (x) that have been certified and approved by the Chief Financial Officer of the Borrower and, in the case of the financial statement delivered in accordance with Section 5.01(b) may from time to time be approved in writing by the independent certified public accountants who are at the time, in accordance with Section 5.01(b), reporting on the Borrower's financial statements and (y) as may be required by any governmental body having supervisory power over the Borrower or any of its Subsidiaries to the extent such changes are described therein and have been noted by such accountants.

                    Section 10.03. Representations and Warranties. All Representations and Warranties shall be deemed made (a) in the case of any Representation and Warranty contained in this Agreement at the time of its initial execution and delivery, at and as of the Agreement Date, (b) in the case of any Representation and Warranty contained in this Agreement or any other document at the time any Loan is made, at and as of such time and (c) in the case of any particular Representation and Warranty, wherever contained, at such other time or times as such

          Representation and Warranty is made or deemed made in accordance with the provisions of this Agreement or the document pursuant to, under or in connection with which such Representation and Warranty is made or deemed made.

                    Section 10.04. Captions. Captions to Articles, Sections and subsections of, and Annexes, Schedules and Exhibits to, this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers all as of the Agreement Date.


                                   KEMPER CORPORATION



                                   By   /s/  JOHN H. FITZPATRICK
                                      Name:  John H. Fitzpatrick
                                      Title: Executive Vice President & CFO


                                   THE FIRST NATIONAL BANK OF CHICAGO,
                                     individually, and as
                                     Administrative Agent



                                   By  /s/   CYNTHIA W. PRIEST
                                      Name:  Cynthia W. Priest
                                      Title: Assistant Vice President


                                   CREDIT SUISSE, individually,
                                     and as a Co-Agent



                                   By  /s/   WILLIAM P. MURRAY
                                      Name:  William P. Murray
                                      Title: Member of Senior Management

                                   By  /s/    KRISTINN R. KRISTINSSON
                                       Name:  Kristinn R. Kristinsson
                                       Title: Associate


                                   BANK OF MONTREAL, individually,
                                     and as a Co-Agent



                                   By  /s/   JEFFREY C. NICHOLSON
                                      Name:  Jeffrey C. Nicholson
                                      Title: Director

                                   THE BANK OF NEW YORK, individually,
                                     and as a Co-Agent



                                   By  /s/   TIMOTHY J. STAMBAUGH
                                      Name:  Timothy J. Stambaugh
                                      Title: Vice President

                                   CONTINENTAL BANK N.A.,
                                     individually, and as a Co-Agent



                                   By  /s/   ANN M. BENSCHOTER
                                      Name:  Ann M. Benschoter
                                      Title: Vice President


                                   THE BANK OF NOVA SCOTIA



                                   By  /s/   W. J. BROWN
                                      Name:  W. J. Brown
                                      Title: Vice President


                                   THE BANK OF TOKYO, CHICAGO BRANCH



                                   By  /s/   DINO G. JANIS
                                      Name:  Dino G. Janis
                                      Title: Vice President


                                   M & I MARSHALL & ILSLEY BANK



                                   By  /s/   STEPHEN F. GEIMER
                                      Name:  Stephen F. Geimer
                                      Title: Vice President


                                   MELLON BANK, N.A.



                                   By  /s/  SALLY D. JONES
                                      Name:  Sally D. Jones
                                      Title: Vice President


                                   THE NORTHERN TRUST COMPANY

                                   By  /S/   CAROLYN L. NYREN
                                      Name:  Carolyn L. Nyren
                                      Title: 2nd Vice President

                                   SHAWMUT BANK CONNECTICUT, N.A.



                                   By  /s/   DANIEL P. TOWLE
                                      Name:  Daniel P. Towle
                                      Title: Vice President


                                   UNITED MISSOURI BANK, N.A.



                                   By  /s/   DOUGLAS F. PAGE
                                      Name:  Douglas F. Page
                                      Title: Executive Vice President


                                   THE YASUDA TRUST & BANKING CO., LTD.,
                                   CHICAGO BRANCH



                                   By  /s/   JOSEPH C. MEEK
                                      Name:  Joseph C. Meek
                                      Title: Vice President & Manager



                                   Agreement Date: